CONFIDENTIAL

                                                                EXECUTION COPY












                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                         FLUSHING FINANCIAL CORPORATION


                                       AND


                        ATLANTIC LIBERTY FINANCIAL CORP.





                                DECEMBER 20, 2005



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                                TABLE OF CONTENTS


ARTICLE I  CERTAIN DEFINITIONS.................................................1

         1.1      Certain Definitions..........................................1

ARTICLE II  THE MERGER.........................................................7

         2.1      Merger.......................................................7
         2.2      Closing; Effective Time......................................8
         2.3      Certificate of Incorporation and Bylaws......................8
         2.4      Directors and Officers of Surviving Corporation..............8
         2.5      Effects of the Merger........................................8
         2.6      Tax Consequences.............................................8
         2.7      Possible Alternative Structures..............................9
         2.8      Additional Actions...........................................9

ARTICLE III  CONVERSION OF SHARES..............................................9

         3.1      Conversion of ALFC Common Stock; Merger Consideration........9
         3.2      Election Procedures.........................................10
         3.3      Procedures for Exchange of ALFC Common Stock................13
         3.4      Treatment of ALFC Options...................................14
         3.5      Bank Merger.................................................16
         3.6      Reservation of Shares.......................................16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF ALFC............................16

         4.1      Standard....................................................16
         4.2      Organization................................................16
         4.3      Capitalization..............................................17
         4.4      Authority; No Violation.....................................18
         4.5      Consents....................................................18
         4.6      Financial Statements........................................19
         4.7      Taxes.......................................................19
         4.8      No Material Adverse Effect..................................21
         4.9      Material Contracts; Leases; Defaults........................21
         4.10     Ownership of Property; Insurance Coverage...................22
         4.11     Legal Proceedings...........................................22
         4.12     Compliance With Applicable Law..............................23
         4.13     Employee Benefit Plans......................................23
         4.14     Brokers, Finders and Financial Advisors.....................26
         4.15     Environmental Matters.......................................26
         4.16     Loan Portfolio..............................................27
         4.17     Securities Documents........................................28
         4.18     Related Party Transactions..................................28
         4.19     Deposits....................................................29
         4.20     Antitakeover Provisions Inapplicable; Required Vote.........29
         4.21     Registration Obligations....................................29
         4.22     Risk Management Instruments.................................29
         4.23     Fairness Opinion............................................29

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         4.24     Intellectual Property.......................................30
         4.25     ALFC Information............................................30

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF FFC..............................30

         5.1      Standard....................................................30
         5.2      Organization................................................31
         5.3      Capitalization..............................................31
         5.4      Authority; No Violation.....................................32
         5.5      Consents....................................................32
         5.6      Financial Statements........................................32
         5.7      No Material Adverse Effect..................................33
         5.8      Legal Proceedings...........................................33
         5.9      Compliance With Applicable Law..............................33
         5.10     Securities Documents........................................34
         5.11     Brokers, Finders and Financial Advisors.....................34
         5.12     FFC Information.............................................34
         5.13     FFC Common Stock............................................35
         5.14     Deposits....................................................35
         5.15     Risk Management Instruments.................................35
         5.16     Material Contracts..........................................35
         5.17     Employee Benefit Plans......................................35
         5.18     Environmental Matters.......................................36
         5.19     Loan Portfolio..............................................36
         5.20     Taxes.......................................................37

ARTICLE VI  COVENANTS OF ALFC.................................................38

         6.1      Conduct of Business.........................................38
         6.2      Current Information.........................................42
         6.3      Access to Properties and Records............................43
         6.4      Financial and Other Statements..............................43
         6.5      Maintenance of Insurance....................................43
         6.6      Disclosure Supplements......................................44
         6.7      Consents and Approvals of Third Parties.....................44
         6.8      All Reasonable Efforts......................................44
         6.9      Failure to Fulfill Conditions...............................44
         6.10     No Solicitation.............................................44
         6.11     Employee Benefits...........................................45
         6.12     Reserves and Merger-Related Costs...........................46

ARTICLE VII  COVENANTS OF FFC.................................................46

         7.1      Conduct of Business.........................................46
         7.2      Current Information and Consultation........................46
         7.3      Disclosure Supplements......................................47
         7.4      Consents and Approvals of Third Parties.....................47
         7.5      All Reasonable Efforts......................................47
         7.6      Failure to Fulfill Conditions...............................47
         7.7      Employee Benefits; Advisory Board...........................47

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         7.8      Directors and Officers Indemnification and Insurance........49
         7.9      Stock Listing...............................................50
         7.10     Stock and Cash Reserve......................................50
         7.11     Section 16(b) Exemption.....................................50

ARTICLE VIII  REGULATORY AND OTHER MATTERS....................................51

         8.1      Meetings of Stockholders....................................51
         8.2      Proxy Statement-Prospectus; Merger Registration Statement...51
         8.3      Regulatory Approvals........................................52
         8.4      Affiliates..................................................52

ARTICLE IX  CLOSING CONDITIONS................................................53

         9.1      Conditions to Each Party's Obligations under this Agreement.53
         9.2      Conditions to the Obligations of FFC under this Agreement...54
         9.3      Conditions to the Obligations of ALFC under this Agreement..54

ARTICLE X  THE CLOSING........................................................55

         10.1     Time and Place..............................................55
         10.2     Deliveries at the Pre-Closing and the Closing...............55

ARTICLE XI  TERMINATION, AMENDMENT AND WAIVER.................................55

         11.1     Termination.................................................55
         11.2     Effect of Termination.......................................59
         11.3     Amendment, Extension and Waiver.............................60

ARTICLE XII  MISCELLANEOUS....................................................61

         12.1     Confidentiality.............................................61
         12.2     Public Announcements........................................61
         12.3     Survival....................................................61
         12.4     Notices.....................................................61
         12.5     Parties in Interest.........................................62
         12.6     Complete Agreement..........................................62
         12.7     Counterparts................................................62
         12.8     Severability................................................62
         12.9     Governing Law...............................................63
         12.10    Interpretation..............................................63
         12.11    Specific Performance........................................63

Exhibit A         Form of Plan of Bank Merger
Exhibit B         Form of Voting Agreement
Exhibit C         Affiliates Agreement

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                          AGREEMENT AND PLAN OF MERGER



     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of December 20, 2005, by and between Flushing Financial Corporation, a Delaware corporation ("FFC"), and Atlantic Liberty Financial Corp., a Delaware corporation ("ALFC ").

     WHEREAS, the Board of Directors of each of FFC and ALFC has (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) has approved this Agreement at meetings of each of such Boards of Directors; and

     WHEREAS, in accordance with the terms of this Agreement, ALFC will merge with and into FFC (the "Merger") and immediately thereafter Atlantic Liberty Savings, F.A., a wholly owned subsidiary of ALFC, will be merged with and into Flushing Savings Bank, FSB a wholly owned subsidiary of FFC (the "Bank Merger"); and

     WHEREAS, as a condition to the willingness of FFC to enter into this Agreement, each of the directors and executive officers of ALFC have entered into a Voting Agreement, substantially in the form of Exhibit B hereto, dated as of the date hereof, with FFC (the "Voting Agreement"), pursuant to which each such director or executive officer has agreed among other things, to vote all shares of common stock of ALFC owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement; and

     WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

     NOW, THEREFORE in consideration of the mutual covenants, representations, warranties and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

     1.1  Certain Definitions.

     As used in this Agreement the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

     "Affiliate" means any Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

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     "Agreement" means this agreement, and any amendment hereto.

     "ALFC" shall mean Atlantic Liberty Financial Corp., a Delaware corporation, with its principal offices located at 186 Montague Street, Brooklyn, New York 11201.

     "ALFC Common Stock" shall mean the common stock, par value $0.10 per share, of ALFC.

     "ALFC Disclosure Schedule" shall mean a written disclosure schedule delivered by ALFC to FFC specifically referring to the appropriate section of this Agreement.

     "ALFC ESOP" shall mean the Atlantic Liberty Savings, F.A. Employee Stock Ownership Plan.

     "ALFC Financial Statements" shall mean (i) the audited consolidated statements of financial condition (including related notes and schedules, if any) of ALFC as of March 31, 2005 and 2004 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of ALFC for each of the two years ended March 31, 2005 and 2004, as set forth in ALFC's annual report for the year ended March 31, 2005 and (ii) the unaudited interim consolidated financial statements of ALFC as of the end of each calendar quarter following March 31, 2005 and for the periods then ended, as filed by ALFC in its Securities Documents.

     "ALFC Group" means any combined, unitary, consolidated or other affiliated group within the meaning of Section 1504 of the Code or otherwise, of which ALFC or any ALFC Subsidiary is or has been a member for Tax purposes.

     "ALFC Stock Benefit Plan" shall mean the ALFC 2003 Incentive Stock Benefit Plan, and any and all amendments thereto.

     "ALFC Option" shall mean an option to purchase shares of ALFC Common Stock granted pursuant to the ALFC Stock Benefit Plan and outstanding as of the date hereof, as set forth in ALFC Disclosure Schedule 4.3.1.

     "ALFC Stockholders Meeting" shall have the meaning set forth in Section 8.1.1.

     "ALFC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by ALFC or Atlantic Liberty Savings, F.A., except any corporation the stock of which is held in the ordinary course of the lending activities of Atlantic Liberty Savings, F.A.

     "Atlantic Liberty Savings, F.A." shall mean Atlantic Liberty Savings, F.A., a federally chartered savings association, with its principal offices located at 186 Montague Street, Brooklyn, New York 11201, which is a wholly owned subsidiary of ALFC.

     "Bank Merger" shall mean the merger of Atlantic Liberty Savings, F.A. with and into Flushing Savings Bank, FSB, with Flushing Savings Bank, FSB as the surviving institution, which merger shall occur immediately following the Merger.

     "Bank Regulator" shall mean any Federal or state banking regulator, including but not limited to the OTS and the FDIC, which regulates Flushing Savings Bank, FSB or Atlantic Liberty Savings, F.A., or any of their respective holding companies or subsidiaries, as the case may be.

     "Cash Consideration" shall have the meaning set forth in Section 3.1.3.

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     "Cash Election" shall have the meaning set forth in Section 3.2.2.

     "Cash Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Cash/Stock  Consideration"  shall  have the  meaning  set forth in Section
3.1.3.

     "Certificate" shall mean a certificate evidencing shares of ALFC Common Stock.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreements" shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Dissenting Shares" shall have the meaning set forth in Section 3.1.4.

     "Dissenting Stockholder" shall have the meaning set forth in Section 3.1.4.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Election Deadline" shall have the meaning set forth in Section 3.2.3.

     "Election Form" shall have the meaning set forth in Section 3.2.2.

     "Election Form Record Date" shall have the meaning set forth in Section 3.2.2.

     "Environmental Laws" means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation
(a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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     "Exchange  Agent" shall mean EquiServe Trust Company NA, or such other bank or trust company or other agent designated by FFC, and reasonably acceptable to ALFC, which shall act as agent for FFC in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

     "Exchange Fund" shall have the meaning set forth in Section 3.3.1.

     "Exchange Ratio" shall have the meaning set forth in Section 3.1.3.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FFC" shall mean Flushing Financial Corporation, a Delaware corporation, with its principal executive offices located at 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042.

     "FFC Common Stock" shall mean the common stock, par value $0.01 per share, of FFC.

     "FFC  Disclosure   Schedule"  shall  mean  a  written  disclosure  schedule
delivered by FFC to ALFC specifically referring to the appropriate section of this Agreement.

     "FFC Financial Statements" shall mean the (i) the audited consolidated statements of financial condition (including related notes and schedules) of FFC as of December 31, 2004 and 2003 and the consolidated statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) of FFC for each of the three years ended December 31, 2004, 2003 and 2002, as set forth in FFC's annual report for the year ended December 31, 2004, and (ii) the unaudited interim consolidated financial statements of FFC as of the end of each calendar quarter following December 31, 2004 and for the periods then ended, as filed by FFC in its Securities Documents.

     "FFC Group" means any combined, unitary, consolidated or other affiliated group within the meaning of Section 1504 of the Code or otherwise, of which FFC or any FFC Subsidiary is or has been a member for Tax purposes.

     "FFC Rights Agreement" shall mean the Rights Agreement, dated as of September 17, 1996, between FFC and State Street Bank and Trust Company, as rights agent, relating to FFC's Series A Junior Participating Preferred Stock.

     "FFC Stock Benefit Plans" shall mean the FFC 2005 Omnibus Incentive Plan, the FFC 1996 Stock Option Incentive Plan and the FFC 1996 Restricted Stock Incentive Plan.

     "FFC Stock Purchase Rights" shall mean the Rights to purchase units of FFC's Series A Junior Participating Preferred Stock in accordance with the terms of the FFC Rights Agreement.

     "FFC Subsidiary" means any substantial corporation or limited liability company, 50% or more of the capital stock of which is owned, either directly or indirectly, by FFC or Flushing Savings Bank, FSB, except any corporation the stock of which is held in the ordinary course of the lending activities of Flushing Savings Bank, FSB.

     "FHLB" shall mean the Federal Home Loan Bank of New York.

     "Flushing Savings Bank, FSB" shall mean Flushing Savings Bank, FSB, a federally chartered savings bank, with its principal offices located at 1979 Marcus Avenue, Suite E140, Lake Success, New York 11042, which is a wholly owned subsidiary of FFC.

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     "GAAP" shall mean accounting  principles  generally  accepted in the United
States of America.

     "Governmental Entity" shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "Intellectual Property" shall have the meaning set forth in section 4.24.

     "IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer or director of that Person.

     "Mailing Date" shall having the meaning set forth in Section 3.2.2.

     "Material Adverse Effect" shall mean, with respect to FFC or ALFC, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of FFC and the FFC Subsidiaries taken as a whole, or ALFC and the ALFC Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of either ALFC, on the one hand, or FFC, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by Courts or governmental agencies, (b)
changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), and (e) any change in the value of the securities or loan portfolio of FFC or ALFC, respectively, whether held as available for sale or held to maturity, resulting from a change in interest rates generally.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws, including, but not limited to, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead, polychlorinated biphenyl, flammables and explosives.

     "Merger" shall mean the merger of ALFC with and into FFC pursuant to the terms hereof.

     "Merger Consideration" shall mean the cash or FFC Common Stock, or combination thereof, in an aggregate per share amount to be paid by FFC for each share of ALFC Common Stock, as set forth in Section 3.1.

     "Merger Registration Statement" shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of FFC Common Stock to be offered to holders of ALFC Common Stock in connection with the Merger.

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     "Mixed Election" shall have the meaning set forth in Section 3.2.2.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "NASDAQ" shall mean the Nasdaq National Market.

     "Non-Election" shall have the meaning set forth in Section 3.2.2.

     "Non-Election Shares" shall having the meaning set forth in Section 3.2.1.

     "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" shall have the meaning set forth in Section 4.13.2.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Exchange Act).

     "Pre-Effective Time Tax Period" means any taxable period (or the allocable portion of a Straddle Period) ending on or before the close of business on the date the Effective Time occurs.

     "Proxy Statement-Prospectus" shall have the meaning set forth in Section 8.2.1.

     "Regulatory Agreement" shall have the meaning set forth in Section 4.12.3.

     "Regulatory Approvals" means the approval of any Bank Regulator that is necessary in connection with the consummation of the Merger, the Bank Merger and the related transactions contemplated by this Agreement.

     "Representative" shall have the meaning set forth in Section 3.2.2.

     "Rights" shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

     "SBA" shall mean the Small Business Administration or any successor thereto.

     "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Shortfall Number" shall have the meaning set forth in Section 3.2.5.

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     "Significant  Subsidiary"  shall have the meaning set forth in Rule 1-02 of
Regulation S-X of the SEC.

     "Stock Consideration" shall have the meaning set forth in Section 3.1.3.

     "Stock  Conversion  Number"  shall  have the  meaning  set forth in Section
3.2.1.

     "Stock Election" shall have the meaning set forth in Section 3.2.2.

     "Stock Election Number" shall have the meaning set forth in Section 3.2.1.

     "Stock Election Shares" shall have the meaning set forth in Section 3.2.1.

     "Straddle Period" means any taxable period that includes (but does not end on) the date of the Effective Time.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1.

     "Tax" means any and all (a) Federal, state, local or foreign tax, fee or other like assessment or charge of any kind, including, without limitation, any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding on amounts paid to or by the taxpayer, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall tax, premium, customs duty or other tax, together with any interest, penalty additions to tax; (b) liability for the payment of Tax as the result of membership in the ALFC Group and (c) transferee or secondary liability in respect of any Tax (whether imposed by law or contractual arrangement).

     "Tax Return" means any return (including estimated returns), declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on an affiliated, consolidated, combined or unitary group basis and any schedule or attachment thereto.

     "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

     "Termination Date" shall mean July 15, 2006.

     "Treasury Stock" shall have the meaning set forth in Section 3.1.2.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II

                                   THE MERGER

     2.1  Merger.

     Subject to the terms and  conditions  of this  Agreement,  at the Effective
Time: (a) ALFC shall merge with and into FFC, with FFC as the resulting or surviving corporation (the "Surviving Corporation"); and (b) the separate existence of ALFC shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of ALFC shall be vested in and assumed by FFC. As part of the Merger, each share of ALFC Common

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Stock  will be  converted  into the right to receive  the  Merger  Consideration pursuant to the terms of Article III hereof. Immediately after the Merger, Atlantic Liberty Savings, F.A. shall merge with and into Flushing Savings Bank, FSB, with Flushing Savings Bank, FSB as the resulting institution.

     2.2  Closing; Effective Time.

     Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the Closing shall occur no later than five business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of ALFC, or (iii) at such other date or time upon which FFC and ALFC mutually agree (the "Closing"). The Merger shall be effected by the filing of a certificate of merger with the Delaware Office of the Secretary of State on the day of the Closing (the "Closing Date"), in accordance with the DGCL. The "Effective Time" means the date and time upon which the certificate of merger is filed with the Delaware Office of the Secretary of State, or as otherwise stated in the certificate of merger, in accordance with the DGCL.

     2.3  Certificate of Incorporation and Bylaws.

     The Certificate of Incorporation and Bylaws of FFC as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

     2.4  Directors and Officers of Surviving Corporation.

     The directors of FFC immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Until changed in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the officers of FFC immediately prior to the Effective Time shall be the initial officers of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     2.5  Effects of the Merger.

     At and after the Effective Time, the Merger shall have the effects as set forth in the DGCL.

     2.6  Tax Consequences.

     It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither FFC, ALFC nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. FFC and ALFC each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Section 9.1.6, which certificates shall be effective as of the date of such opinions.

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     2.7  Possible Alternative Structures.

     Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time FFC shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) FFC shall have received an opinion of counsel to FFC that there are no adverse Federal or state income tax consequences to ALFC stockholders as a result of the modification; (ii) the consideration to be paid to the holders of ALFC Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and
(iii) such modification will not delay materially, or jeopardize receipt of any required regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to closing not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

     2.8  Additional Actions.

     If, at any time after the Effective Time, FFC shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in FFC its right, title or interest in, to or under any of the rights, properties or assets of ALFC or Atlantic Liberty Savings, F.A., or (ii) otherwise carry out the purposes of this Agreement, ALFC and its officers and directors shall be deemed to have granted to FFC an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or take any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in FFC its right, title or interest in, to or under any of the rights, properties or assets of ALFC or Atlantic Liberty Savings, F.A. or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of FFC are authorized in the name of ALFC or Atlantic Liberty Savings, F.A. or otherwise to take any and all such action.

                                  ARTICLE III

                              CONVERSION OF SHARES

     3.1  Conversion of ALFC Common Stock; Merger Consideration.

     At the Effective Time, by virtue of the Merger and without any action on the part of FFC, ALFC or the holders of any of the shares of ALFC Common Stock, the Merger shall be effected in accordance with the following terms:

     3.1.1 Each share of FFC Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

     3.1.2 All shares of ALFC Common Stock held in the treasury of ALFC and each share of ALFC Common Stock owned by FFC or any direct or indirect wholly owned subsidiary of FFC or of ALFC immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) ("Treasury Stock") shall, at the Effective Time, cease to exist, and the certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

     3.1.3 Each share of ALFC Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the

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limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $24.00 in cash (the "Cash Consideration"); (ii) 1.4300 shares (the "Exchange Ratio") of FFC Common
Stock  (the  "Stock  Consideration");   or  (iii)  a  combination  of  the  Cash
Consideration and the Stock Consideration, as provided in Section 3.2 (the "Cash/Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration."

     3.1.4 Each outstanding share of ALFC Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. ALFC shall give FFC prompt notice upon receipt by ALFC of any such demands for payment of the fair value of such shares of ALFC Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"), and FFC shall have the right to participate in all negotiations and proceedings with respect to any such demands. ALFC shall not, except with the prior written consent of FFC, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

     3.1.5 If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of ALFC Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time (or the Election Deadline, as defined below), each share of ALFC Common Stock of such holder shall be treated as a Non-Election Share.

     3.1.6 After the Effective Time, shares of ALFC Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section be the right to receive the Merger Consideration.

     3.1.7 In the event FFC changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of FFC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding FFC Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted; provided, that no such adjustment shall be made with regard to FFC Common Stock if FFC issues additional shares of FFC Common Stock and receives fair market value consideration for such shares.

     3.2  Election Procedures.

     3.2.1 Holders of ALFC Common Stock may elect to receive shares of FFC Common Stock or cash (in either case without interest) in exchange for their shares of ALFC Common Stock in accordance with the following procedures, provided that, in the aggregate, and subject to the provisions of Section 3.2.6, 65% of the total number of shares of ALFC Common Stock issued and outstanding at the Effective Time, including any Dissenting Shares but excluding any Treasury Stock (the "Stock Conversion Number"), shall be converted into the Stock Consideration and the remaining outstanding shares of ALFC Common Stock shall be

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
converted into the Cash Consideration. Shares of ALFC Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as "Cash Election Shares." Shares of ALFC Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as "Stock Election Shares." Shares of ALFC Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as "Non-Election Shares." The aggregate number of shares of ALFC Common Stock with respect to which a Stock Election has been made is referred to herein as the "Stock Election Number." Any Dissenting Shares shall be deemed to be Cash Election Shares, and the holders thereof shall in no event receive consideration comprised of FFC Common Stock with respect to such shares.

     3.2.2 An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as ALFC and FFC shall mutually agree ("Election Form"), shall be mailed 40 days prior to the anticipated Effective Time or on such earlier date as FFC and ALFC shall mutually agree (the "Mailing Date") to each holder of record of ALFC Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of ALFC Common Stock held by such holder (a "Cash Election"), in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a "Stock Election"), in accordance with Section 3.1.3, (iii) to elect to receive the Stock Consideration for a part of such holder's ALFC Common Stock and the Cash Consideration for the remaining part of such holder's ALFC Common Stock (a "Mixed Election"), or (iv) to indicate that such record holder has no preference as to the receipt of cash or FFC Common Stock for such shares (a "Non-Election"). A holder of record of shares of ALFC Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "Representative") may submit multiple Election Forms, provided that each such Election Form covers all the shares of ALFC Common Stock held by such Representative for a particular beneficial owner. Any shares of ALFC Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares. All Dissenting Shares shall be deemed shares subject to a Cash Election, and with respect to such shares the holders thereof shall in no event receive consideration comprised of FFC Common Stock, subject to Section
3.1.5 hereof.

     3.2.3 To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as FFC and ALFC may mutually agree) (the "Election Deadline"); provided, however, that the Election Deadline may not occur on or after the Closing Date; and provided further that the Election Deadline may not occur prior to the seventh business day after receipt of all Regulatory Approvals (excluding the expiration of any applicable waiting periods). ALFC shall make available up to two separate Election Forms, or such additional Election Forms as FFC may permit, to all persons who become holders (or beneficial owners) of ALFC Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. ALFC shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of ALFC Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. If an ALFC stockholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of ALFC Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election

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Deadline.  FFC shall  cause the  Certificate  or  Certificates  relating  to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

     3.2.4 If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.7 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration.

     3.2.5 If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

     (A)if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.7 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

     (B)if the Shortfall Number exceeds the number of Non-Election Shares, then all Non- Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.7 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

     3.2.6 No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FFC Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to FFC Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of FFC. In lieu of the issuance of any such fractional share, FFC shall pay to each former holder of ALFC Common Stock who otherwise would be entitled to receive a fractional share of FFC Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of FFC Common Stock as reported on the NASDAQ for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any

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fractional  share  interest,  all shares of ALFC  Common  Stock  owned by a ALFC stockholder shall be combined so as to calculate the maximum number of whole shares of FFC Common Stock issuable to such ALFC stockholder.

     3.3  Procedures for Exchange of ALFC Common Stock.

     3.3.1 FFC to Make Merger Consideration Available. After the Election Deadline and no later than the day prior to the Closing Date, FFC shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of ALFC Common Stock, for exchange in accordance with this Section 3.3, certificates representing the shares of FFC Common Stock and an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this
Article III (including the estimated amount of cash to be paid in lieu of fractional shares of ALFC Common Stock) (such cash and certificates for shares of FFC Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the "Exchange Fund").

     3.3.2 Exchange of Certificates. FFC shall take all steps necessary to cause the Exchange Agent to mail, within five business days after the Effective Time, to each holder of a Certificate or Certificates who has not previously surrendered such Certificates with an Election Form, a form letter of transmittal (which shall be subject to the reasonable approval of ALFC) for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the ALFC Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of ALFC Common Stock shall have become entitled pursuant to
Section 3.1.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any Cash Consideration or any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

     3.3.3 Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding ALFC Common Stock shall have no rights, after the Effective Time, with respect to such ALFC Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to FFC Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of FFC Common Stock represented by such Certificate.

     3.3.4 Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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     3.3.5 Closing of Transfer Books.  From and after the Effective Time,  there shall be no transfers on the stock transfer books of ALFC of the ALFC Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

     3.3.6 Return of Exchange Fund. At any time following the six month period after the Effective Time, FFC shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to FFC (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither FFC nor the Exchange Agent shall be liable to any holder of a
Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

     3.3.7 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by FFC, the posting by such person of a bond in such amount as FFC may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

     3.3.8 Withholding. FFC or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of ALFC Common Stock such amounts as FFC (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by FFC or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the ALFC Common Stock in respect of whom such deduction and withholding were made by FFC or the Exchange Agent.

     3.4  Treatment of ALFC Options.

     3.4.1 At the Effective Time, each option to purchase a share of ALFC Common Stock that has been granted pursuant to the ALFC Stock Benefit Plan (the "ALFC Option Plan") and that is outstanding and unexercised at the Effective Time (whether or not such option is otherwise vested or exercisable) (each, an "Outstanding ALFC Option") shall be treated as follows:

          (i) Option Cashout. To the extent that the option holder does not elect to convert the options pursuant to Section 3.4.1(ii), such options shall be cancelled and shall cease to be exercisable. In consideration for such cancellation, FFC shall, with respect to each Outstanding ALFC Option, pay to the holder thereof an amount equal to the excess (if any) of (a) the Cash Consideration over (b) the price at which the holder may acquire a share of ALFC Common Stock upon exercise of such Outstanding ALFC Option (the "Option Cashout Payment"). FFC shall make such payment as soon as practicable following the Effective Time or, if later in the case of any holder of an Outstanding ALFC Option, the date on which such holder delivers to FFC his written acceptance of an Option Cashout Payment as full and complete consideration for the cancellation of each Outstanding ALFC
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     Option  held by him.  ALFC  shall  take  such  action  as is  necessary  or appropriate under the terms of ALFC's Option Plan to convert each Outstanding ALFC Option, as of the Effective Time, into the right to receive an Option Cashout Payment upon the terms and conditions set forth herein. Payment hereunder shall be subject to withholding for applicable federal, state and local taxes; or

          (ii) Option Conversion. Each option holder may, by written notice to FFC received by FFC not less than at least 10 business days prior to the Effective Time, elect to have all or a portion of such holder's outstanding ALFC Options converted into options ("FFC Options") to purchase shares of FFC Common Stock. Any such election shall identify the Outstanding ALFC Options to be converted into FFC Options and shall become irrevocable upon receipt by FFC of the notice of election. The Outstanding ALFC Options identified in each such election shall be converted automatically into options to purchase shares of FFC Common Stock in an amount and at an exercise price determined as provided below, and each ALFC Option shall otherwise remain subject to the ALFC Option Plan and the agreements evidencing grants thereunder, and any other agreements between ALFC and an optionee regarding ALFC Options. The number of shares of FFC Common Stock (rounded down to the nearest whole share) to be subject to the new option shall be equal to the product of (i) the number of shares of ALFC Common Stock subject to the Outstanding ALFC Options being converted, and (ii) the Exchange Ratio. The exercise price per share of FFC Common Stock under the new option shall be equal to the quotient of the per share exercise price of the Outstanding ALFC Option being converted divided by the Exchange Ratio, rounded up to the next whole cent. The duration and other terms of the new option shall be the same as the original Outstanding ALFC Options being converted.

          (iii) No payment  shall be made  pursuant  to  subsection  (i) of this
     Section 3.4.1 with respect to any portion of an Outstanding ALFC Option that is converted into an FFC Option under subsection (ii) of this Section
     3.4.1. ALFC shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then Outstanding ALFC Option with regard to the treatment of such Outstanding ALFC Option hereunder. FFC shall have the right to change the manner of payment under this Section
     3.4.1 provided that the consideration to be paid to the holders of Outstanding ALFC Options pursuant thereto is not reduced in amount.

     3.4.2 As of the Effective Time, FFC shall assume the obligations and succeed to the rights of ALFC under the ALFC Option Plan. ALFC and FFC agree that prior to the Effective Time the ALFC Option Plan shall be amended, to the extent possible without requiring stockholder approval of such amendments, (i) if and to the extent necessary and practicable, to reflect the transactions contemplated by this Agreement, including the conversion of the Outstanding ALFC Options pursuant to Section 3.4.1 and the substitution of FFC for ALFC thereunder to the extent appropriate to effectuate the assumption of such ALFC Option Plan by FFC and (ii) to preclude any automatic or formulaic grant of options thereunder on or after the date hereof. From and after the Effective Time, all references to ALFC (other than references to a "Change in Control" of ALFC) in the ALFC Option Plan and in each agreement evidencing any award of ALFC Options shall be deemed to refer to FFC, unless FFC determines otherwise.

     3.4.3 FFC shall take all action necessary or appropriate to have available for issuance or transfer a sufficient number of shares of FFC Common Stock for delivery upon exercise of the Outstanding ALFC Options being converted pursuant to Section 3.4.1(ii). Promptly after the Effective Time, FFC shall prepare and file with the SEC a post-effective amendment converting the Form S-4 to a Form S-8 (or file such other appropriate form) registering a number of shares of FFC Common Stock necessary to fulfill FFC's obligations under this Section 3.4.3.

     3.5  Bank Merger.

     ALFC and FFC shall use their best efforts to cause Atlantic Liberty Savings, F.A. to merge with and into Flushing Savings Bank, FSB, with Flushing Savings Bank, FSB as the surviving institution, concurrently with, or as soon as practicable after, the Effective Time. Following the execution and delivery of this Agreement, FFC will cause Flushing Savings Bank, FSB, and ALFC will cause Atlantic Liberty Savings, F.A., to execute and deliver a Plan of Bank Merger substantially in the form attached to this Agreement as Exhibit A.

     3.6  Reservation of Shares.

     FFC shall reserve for issuance a sufficient number of shares of the FFC Common Stock for the purpose of issuing shares of FFC Common Stock to the ALFC stockholders in accordance with this Article III.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ALFC

     ALFC  represents and warrants to FFC that the statements  contained in this
Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the ALFC Disclosure Schedule delivered by ALFC to FFC on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date. ALFC has made a good faith effort to ensure that the disclosure on each schedule of the ALFC Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the ALFC Disclosure
Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of ALFC shall include the Knowledge of Atlantic Liberty Savings, F.A.

     4.1  Standard.

     No representation or warranty of ALFC contained in this Article IV shall be deemed untrue or incorrect, and ALFC shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2, 4.3 and 4.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

     4.2  Organization.

     4.2.1 ALFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. ALFC has full corporate power and authority to carry on its business as now conducted. ALFC is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

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

     4.2.2 Atlantic Liberty Savings, F.A. is a federally chartered stock savings association duly organized, validly existing and in good standing. The deposits of Atlantic Liberty Savings, F.A. are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Atlantic Liberty Savings, F.A. when due. Atlantic Liberty Savings, F.A. is a member in good standing of the FHLB and owns the requisite amount of stock therein.

     4.2.3 ALFC Disclosure Schedule 4.2.3 sets forth each ALFC Subsidiary. Each ALFC Subsidiary is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     4.2.4 The respective minute books of ALFC, Atlantic Liberty Savings, F.A. and each other ALFC Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

     4.2.5 Prior to the date of this Agreement, ALFC has made available to FFC true and correct copies of the certificate of incorporation or charter and bylaws of ALFC, Atlantic Liberty Savings, F.A. and each other ALFC Subsidiary.

     4.3  Capitalization.

     4.3.1 The authorized capital stock of ALFC consists of 6,000,000 shares of ALFC Common Stock, of which 1,682,347 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 500,000 shares of preferred stock, $0.10 par value ("ALFC Preferred Stock"), none of which are outstanding. There are 28,637 shares of ALFC Common Stock held by ALFC as treasury stock. Neither ALFC nor any ALFC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of ALFC Common Stock or any other security of ALFC or any securities representing the right to vote, purchase or otherwise receive any shares of ALFC Common Stock or any other security of ALFC other than as set forth in Disclosure Schedule 4.3.1(a). Disclosure Schedule 4.3.1(a) sets forth: the name of each holder of an award granted under any ALFC Stock Benefit Plan, identifying the nature of the award; as to options to purchase ALFC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant, vesting and expiration dates, and the exercise price relating to the options held; and the names of each holder of an outstanding restricted stock award, the number of shares subject to each award, and the grant and vesting dates.

     4.3.2 ALFC owns all of the capital stock of Atlantic Liberty Savings, F.A., free and clear of any lien or encumbrance. Except for the ALFC Subsidiaries and as set forth in ALFC Disclosure Schedule 4.3.2, ALFC does not possess, directly or indirectly, any material equity interest in any corporate entity, except for equity interests held in the investment portfolios of ALFC or any ALFC Subsidiary, equity interests held by ALFC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of ALFC Subsidiaries, including stock in the FHLB. Either ALFC or Atlantic Liberty Savings, F.A. owns all of the outstanding shares of capital stock of each ALFC Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

     4.3.3 To ALFC's Knowledge, other than the ALFC ESOP and except as set forth on ALFC Disclosure Schedule 4.3.3, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of ALFC Common Stock.

4.3.4 No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which ALFC's stockholders may vote has been issued by ALFC and are outstanding.

     4.4  Authority; No Violation.

     4.4.1 ALFC has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.3, the approval of this Agreement by ALFC's stockholders and the amendment of Section 9 of the Federal Stock Charter of Atlantic Liberty Savings, F.A. (it being understood that Atlantic Liberty Savings, F.A. will take such action to amend Section 9 of its Federal Stock Charter prior to the Closing
Date), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ALFC and the completion by ALFC of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of ALFC. This Agreement has been duly and validly executed and delivered by ALFC, and subject to approval by the stockholders of ALFC and receipt of the Regulatory Approvals, constitutes the valid and binding obligation of ALFC, enforceable against ALFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     4.4.2 Subject to compliance by FFC with the terms and conditions of this Agreement, (A) the execution and delivery of this Agreement by ALFC, (B) subject to receipt of Regulatory Approvals, and ALFC's and FFC's compliance with any conditions contained therein, and subject to the receipt of the approval of the stockholders of ALFC, the consummation of the transactions contemplated hereby, and (C) compliance by ALFC with any of the terms or provisions hereof will not
(i) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of ALFC or any ALFC Subsidiary or the Federal Stock Charter and Bylaws of Atlantic Liberty Savings, F.A., subject to amendment of
Section 9 of the Federal Stock Charter of Atlantic Liberty Savings, F.A. (it being understood that Atlantic Liberty Savings, F.A. will take such action to amend Section 9 of its Federal Stock Charter prior to the Closing Date); (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ALFC or any ALFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of ALFC or Atlantic Liberty Savings, F.A. under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which ALFC or Atlantic Liberty Savings, F.A. is a party (but not with respect to any benefit plan), or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on ALFC and the ALFC Subsidiaries taken as a whole.

     4.5  Consents.

     Except for the Regulatory Approvals referred to in Section 8.3 hereof and compliance with any conditions contained therein, the approval of this Agreement by the requisite vote of the stockholders of ALFC, and with respect to the amendment of Section 9 of the Federal Stock Charter of Atlantic Liberty Savings, F.A., no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to ALFC's Knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by ALFC, and the completion by ALFC of

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

the Merger or (b) the execution and delivery of the Plan of Bank Merger by Atlantic Liberty Savings, F.A. and the completion by Atlantic Liberty Savings, F.A. of the Bank Merger. ALFC has no reason to believe that (i) any required
Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     4.6  Financial Statements.

     4.6.1 ALFC has previously made available to FFC the ALFC Financial Statements. The ALFC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of ALFC and the ALFC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-QSB.

     4.6.2 At the date of each balance sheet included in the ALFC Financial Statements, ALFC did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such ALFC Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     4.7  Taxes.

     4.7.1 (i) ALFC, each ALFC Subsidiary and the ALFC Group has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the date the Effective Time occurs, will timely file (including any applicable extensions) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, and (ii) all Taxes of ALFC, the ALFC
Subsidiaries and the ALFC Group (whether or not reflected on any such Tax Returns) attributable to a Pre-Effective Time Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the date the Effective Time occurs, timely paid in full.

     4.7.2 The most recent audited financial statements for ALFC reflect an adequate reserve for all Taxes payable by ALFC and the ALFC Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the date the Effective Time occurs will continue to be) reflected in the accruals for Taxes payable on the Balance Sheet, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

     4.7.3 There are no liens for Taxes with respect to any of the assets or properties of ALFC or any ALFC Subsidiary.

     4.7.4 No material Tax Return of ALFC, any ALFC Subsidiary or the ALFC Group is under audit or examination by any other Taxing Authority, and no notice of such an audit or examination has been received by ALFC or any ALFC Subsidiary.

     4.7.5 Each deficiency, if any, resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax Returns of ALFC, each ALFC Subsidiary and the ALFC Group for all years through 2001.

     4.7.6 None of ALFC, any ALFC Subsidiary or the ALFC Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority), other than as required by the OTS in connection with Atlantic Liberty Savings, F.A.'s mutual to stock conversion.

     4.7.7 Neither ALFC nor any ALFC Subsidiary will be required to include in a taxable period ending after the date of the Effective Time any taxable income attributable to income that accrued, but was not recognized, in a Pre-Effective Time Tax Period (or the portion of a Straddle Period allocable to the Pre-Effective Time Tax Period) as a result of an adjustment under Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.

     4.7.8 There are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to ALFC or any ALFC Subsidiary, and none of ALFC, any ALFC Subsidiary or the ALFC Group has requested any extension of time within which to file any Tax Return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of ALFC, any ALFC Subsidiary or the ALFC Group.

     4.7.9 ALFC and each of the ALFC Subsidiaries have complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

     4.7.10 Neither ALFC nor any ALFC Subsidiary has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

     4.7.11 Neither ALFC nor any ALFC Subsidiary is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

     4.7.12 The applicable Tax Returns of ALFC, the ALFC Subsidiaries and the ALFC Group have disclosed any Tax positions of ALFC, the ALFC Subsidiaries or the ALFC Group that, if not disclosed, could give rise to penalties under
Section 6662 of the Code.

     4.7.13 ALFC has not been, at any time during the applicable time period set forth in Section 897(c)(1) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

                                       20
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     4.8  No Material Adverse Effect.

     Except as disclosed in ALFC's Securities Documents filed on or prior to the date hereof, ALFC and the ALFC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since March 31, 2005 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on ALFC and the ALFC Subsidiaries, taken as a whole.

     4.9  Material Contracts; Leases; Defaults.

     4.9.1 Except as set forth in ALFC Disclosure Schedule 4.9.1, neither ALFC nor any ALFC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract with any past or present officer, director or employee of ALFC or any ALFC Subsidiary, except for "at will" arrangements; (ii) any plan or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of ALFC or any ALFC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of ALFC or any ALFC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by ALFC or any ALFC Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which ALFC or any ALFC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances, repurchase agreements, bankers' acceptances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to FFC or any FFC Subsidiary; (vi) any other agreement, written or oral, not terminable on 60 days' notice, that obligates ALFC or any ALFC Subsidiary for the payment of more than $25,000 annually; or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by ALFC or any ALFC Subsidiary (it being understood that any non-compete or similar provision shall be deemed material).

     4.9.2 Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger or the Bank Merger by virtue of the terms of any such lease is listed in ALFC Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither ALFC nor any ALFC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     4.9.3 True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to FFC on or before the date hereof, are listed on ALFC Disclosure Schedule 4.9.1 and are in full force and effect on the date hereof. Except as set forth in ALFC Disclosure Schedule 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which ALFC or any ALFC Subsidiary is a party or under which ALFC or any ALFC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in ALFC Disclosure Schedule 4.9.3, no such agreement, plan,

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contract,  or  arrangement  (x)  provides  for  acceleration  in the  vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of ALFC or any ALFC Subsidiary or upon the occurrence of a subsequent event; or (y) requires ALFC or any ALFC Subsidiary to provide a benefit in the form of ALFC Common Stock or determined by reference to the value of ALFC Common Stock.

     4.10 Ownership of Property; Insurance Coverage.

     4.10.1 Except as set forth in ALFC Disclosure Schedule 4.10, ALFC and each ALFC Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by ALFC or each ALFC Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheet contained in the most recent ALFC Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an ALFC Subsidiary acting in a fiduciary capacity, and
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. ALFC and the ALFC Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by ALFC and the ALFC Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the ALFC Financial Statements.

     4.10.2 With respect to all material agreements pursuant to which ALFC or any ALFC Subsidiary has purchased securities subject to an agreement to resell, if any, ALFC or such ALFC Subsidiary, as the case may be, has a lien or security interest (which to ALFC's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     4.10.3 ALFC and each Significant Subsidiary of ALFC currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither ALFC nor any Significant Subsidiary of ALFC has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by ALFC or any Significant Subsidiary of ALFC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years ALFC and each Significant Subsidiary of ALFC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. ALFC Disclosure
Schedule 4.10.3 identifies all policies of insurance maintained by ALFC and each Significant Subsidiary of ALFC as well as the other matters required to be disclosed under this Section.

     4.11 Legal Proceedings.

     Except as set forth in ALFC Disclosure Schedule 4.11, neither ALFC nor any ALFC Subsidiary is a party to any, and there are no pending or, to ALFC's Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against ALFC or any ALFC Subsidiary, (ii) to which ALFC or any ALFC Subsidiary's assets are or may be subject, (iii)

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challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of ALFC to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     4.12 Compliance With Applicable Law.

     4.12.1 To ALFC's Knowledge, each of ALFC and each ALFC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Sarbanes-Oxley Act of 2002, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977 ("CRA"), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither ALFC nor any ALFC Subsidiary has received any written notice to the contrary.

     4.12.2 Each of ALFC and each ALFC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of ALFC, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in
Section 8.3.

     4.12.3 For the period beginning January 1, 2003, neither ALFC nor any ALFC Subsidiary has received any written notification or, to ALFC's Knowledge, any other communication from any Bank Regulator (i) asserting that ALFC or any ALFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to ALFC or any ALFC Subsidiary; (iii) requiring or threatening to require ALFC or any ALFC Subsidiary, or indicating that ALFC or any ALFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of ALFC or any ALFC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of ALFC or any ALFC Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither ALFC nor any ALFC Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Atlantic Liberty Savings, F.A. as to compliance with the CRA is satisfactory or better.

     4.13 Employee Benefit Plans.

     4.13.1 ALFC Disclosure Schedule 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, employment, severance and change in control agreements and all other material benefit practices, policies and arrangements maintained by ALFC or any ALFC Subsidiary in which any employee or former employee, consultant or former consultant or director or

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former director of ALFC or any ALFC Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the "Compensation and Benefit Plans"). Except as set forth in ALFC Disclosure Schedule 4.13.1, neither ALFC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to materially modify, change or renew any existing Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. ALFC has made available to FFC true and correct copies of the Compensation and Benefit Plans and amendments thereto.

     4.13.2 Except as disclosed in ALFC Disclosure Schedule 4.13.2, each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and ALFC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of ALFC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither ALFC nor any ALFC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ALFC or any ALFC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     4.13.3 Except as set forth in ALFC Disclosure Schedule 4.13.3, no liability, other than PBGC premiums arising in the ordinary course of business, has been or is expected by ALFC or any ALFC Subsidiary to be incurred with respect to any ALFC Compensation and Benefit Plan which is a defined benefit plan subject to Title IV of ERISA ("ALFC Defined Benefit Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by ALFC or any entity which is considered one employer with ALFC under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") (such plan hereinafter referred to as an "ERISA Affiliate Plan"). Except as set forth in ALFC Disclosure Schedule 4.13.3, no ALFC Defined Benefit Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as set forth in ALFC Disclosure Schedule 4.13.3, the fair market value of the assets of each ALFC Defined Benefit Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such ALFC Defined Benefit Plan as of the end of the most recent plan year with respect to the respective ALFC Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such ALFC Defined Benefit Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any ALFC
Defined Benefit Plan within the 12-month period ending on the date hereof. Except as set forth in ALFC Disclosure Schedule 4.13.3, neither ALFC nor any of its Subsidiaries has provided, or is required to provide, security to any ALFC Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code or has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA. To the Knowledge of ALFC, and except as set forth in ALFC Disclosure

                                       24
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Schedule 4.13.3, there is no pending  investigation or enforcement action by any
Bank Regulator with respect to any Compensation and Benefit Plan or any ERISA Affiliate Plan.

     4.13.4 The Seller and the ERISA Affiliates have never had an obligation to contribute to a "multi-employer plan" as such term is defined in section 3(37) of ERISA or had any direct or indirect liability or potential liability with respect to such a plan.

     4.13.5 Except as set forth in ALFC Disclosure Schedule 4.13.5, all material contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which ALFC or any ALFC Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on ALFC's consolidated financial statements to the extent required by GAAP. ALFC and the ALFC Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

     4.13.6 Except as set forth in ALFC Disclosure Schedule 4.13.6, neither ALFC nor any ALFC Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and there has been no communication to employees by ALFC or any ALFC Subsidiary that would reasonably be expected to promise or guarantee such benefits.

     4.13.7 Except as set forth in ALFC Disclosure Schedule 4.13.7, with respect to each Compensation and Benefit Plan, if applicable, ALFC has provided or made available to FFC copies of the: (A) trust instruments and insurance contracts;
(B) two most recent Forms 5500 filed with the IRS; (C) two most recent actuarial report and financial statement; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; and (F) any Form 5310 or Form 5330 filed with the IRS within the last two years.

     4.13.8 Except as disclosed in ALFC Disclosure Schedule 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan. The consummation of the Merger and/or the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of ALFC or any ALFC Subsidiary to any actual or deemed payment (or benefit) which could constitute an "excess parachute payment" (as such term is defined in Section 280G of the Code). ALFC Disclosure Schedule
4.13.8 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by ALFC or any ALFC Subsidiary for the benefit of officers, employee or directors of ALFC or any ALFC Subsidiary, assuming their employment or service is terminated as of March 31, 2006 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

     4.13.9 Except as disclosed in ALFC Disclosure Schedule 4.13.9, neither ALFC nor any ALFC Subsidiary maintains any compensation plans, programs or arrangements under which (i) payment is reasonably likely to become

                                       25
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non-deductible,  in whole or in part, for tax reporting  purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder, or (ii) any payment is reasonably likely to become taxable under section 409A of the Code.

     4.13.10 Except as disclosed in ALFC Disclosure Schedule 4.13.10, there are no stock option, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

     4.14 Brokers, Finders and Financial Advisors.

     Neither ALFC nor any ALFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") by ALFC and the fee payable pursuant thereto.

     4.15 Environmental Matters.

     4.15.1 Except as may be set forth in ALFC Disclosure Schedule 4.15 and any Phase I Environmental Report identified therein, with respect to ALFC and each ALFC Subsidiary:

          (A) Each of ALFC and the ALFC Subsidiaries, the Participation Facilities, and, to ALFC's Knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

          (B) ALFC has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ALFC's Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or any of the ALFC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the ALFC Subsidiaries or any Participation Facility;

          (C) ALFC has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to ALFC's Knowledge no such action is threatened, before any court, governmental agency or other forum relating to or against any Loan Property (or ALFC or any of the ALFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

          (D) To ALFC's Knowledge, the properties currently owned or operated by ALFC or any ALFC Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law;

          (E) Neither ALFC nor any ALFC Subsidiary has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

          (F) To ALFC's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by ALFC or any of the ALFC Subsidiaries or any Participation Facility, and to ALFC's Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by ALFC or any of the ALFC Subsidiaries or any Participation Facility; and

          (G) To ALFC's Knowledge, during the period of (s) ALFC's or any of the ALFC Subsidiaries' ownership or operation of any of their respective current properties or (t) ALFC's or any of the ALFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To ALFC's Knowledge, prior to the period of (x) ALFC's or any of the ALFC Subsidiaries' ownership or operation of any of their respective current properties or (y) ALFC's or any of the ALFC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

     4.15.2 "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     4.15.3 "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     4.16 Loan Portfolio.

     4.16.1 The allowance for loan losses reflected in the notes to ALFC's audited consolidated statement of financial condition at March 31, 2005 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in ALFC's Securities Documents for periods ending after March 31, 2005 were, or will be, adequate, as of the dates thereof, under GAAP.

     4.16.2 ALFC Disclosure Schedule 4.16.2 sets forth a listing, as of the most recently available date, by account, of: (A) each borrower, customer or other party which has notified Atlantic Liberty Savings, F.A. or any other ALFC Subsidiary during the past twelve months of, or has asserted against Atlantic Liberty Savings, F.A. or any other ALFC Subsidiary, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Atlantic Liberty Savings, F.A., each borrower, customer or other party which has given Atlantic Liberty Savings, F.A. or any other ALFC Subsidiary any oral notification of, or orally asserted to or against Atlantic Liberty Savings, F.A. or any other ALFC Subsidiary, any such claim; and (B) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or

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interest,  whether or not interest is still  accruing or the loans are less than
90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by Atlantic Liberty Savings, F.A. or any other ALFC Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. Disclosure Schedule 4.16.2 may exclude any individual loan with a principal outstanding balance of less than $100,000, provided that Disclosure Schedule 4.16.2 includes, for each category described, the aggregate amount of individual loans with a principal outstanding balance of less than $100,000 that have been excluded.

     4.16.3 All loans receivable (including discounts) and accrued interest entered on the books of ALFC and the ALFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of ALFC's or the appropriate ALFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be, except as set forth in ALFC Disclosure Schedule 4.16.3. To the Knowledge of ALFC, the loans, discounts and the accrued interest reflected on the books of ALFC and the ALFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Except as set forth in ALFC Disclosure Schedule 4.16.3, all such loans are owned by ALFC or the appropriate ALFC Subsidiary free and clear of any liens.

     4.16.4 The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     4.17 Securities Documents.

     ALFC has made available to FFC copies of its (i) annual reports on Form 10-KSB for the years ended March 31, 2005, 2004 and 2003, (ii) quarterly reports on Form 10-QSB for the quarters ended June 30 and September 30, 2005, and (iii) proxy materials used or for use in connection with its meetings of stockholders held in 2005, 2004 and 2003. Such reports and proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     4.18 Related Party Transactions.

     Except as described in ALFC's Proxy Statement distributed in connection with the annual meeting of stockholders held in August 2005 (which has previously been provided to FFC), or as set forth in ALFC Disclosure Schedule 4.18, neither ALFC nor any ALFC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of ALFC or any ALFC Subsidiary. Except as described in ALFC's Proxy Statement, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of ALFC or any ALFC Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to Atlantic Liberty Savings, F.A.'s loan modification policy that is applicable to all Persons. Neither ALFC nor any ALFC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by ALFC is inappropriate.

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     4.19 Deposits.

     None of the deposits of any ALFC Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

     4.20 Antitakeover Provisions Inapplicable; Required Vote.

     The transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL applicable to ALFC or any ALFC Subsidiary. The affirmative vote of a majority of the issued and outstanding shares of ALFC Common Stock is required to approve this Agreement and the Merger under ALFC's certificate of incorporation (and no greater voting requirement is applicable by reason of Article FOURTH of the Certificate of Incorporation) and the DGCL.

     4.21 Registration Obligations.

     Neither ALFC nor any ALFC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

     4.22 Risk Management Instruments.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for ALFC's own account, or for the account of one or more of ALFC's Subsidiaries or their customers (all of which are set forth in ALFC Disclosure
Schedule 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of ALFC and each ALFC Subsidiary, with counterparties believed to be financially responsible at the time; and to ALFC's and each ALFC Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of ALFC or such ALFC Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither ALFC nor any ALFC Subsidiary, nor, to the Knowledge of ALFC, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement, in any material respect.

     4.23 Fairness Opinion.

     ALFC has received an opinion from Sandler O'Neill to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the stockholders of ALFC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                       29
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     4.24 Intellectual Property.

     ALFC and each Significant Subsidiary of ALFC owns or, to ALFC's Knowledge, possesses valid and binding licenses and other rights to use, subject to expiration in accordance with their terms, all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business (collectively, the "Intellectual Property"), each without payment, and neither ALFC nor any Significant Subsidiary of ALFC has received any notice of conflict with respect thereto that asserts the rights of others. ALFC and each Significant Subsidiary of ALFC have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. The consummation of the Merger will not result in the loss or impairment of the right of ALFC or any ALFC Subsidiary to own or use any of the Intellectual Property, and FFC will have substantially the same rights to own or use the Intellectual Property following the consummation of the Merger as ALFC and the ALFC Subsidiaries had prior to the consummation of the Merger.

     4.25 ALFC Information.

     The information relating to ALFC and the ALFC Subsidiaries to be provided by ALFC or its representatives in writing for inclusion the Proxy Statement-Prospectus, the Merger Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Regulatory Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF FFC

     FFC represents  and warrants to ALFC that the statements  contained in this
Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the FFC Disclosure Schedule delivered by FFC to ALFC on the date hereof. FFC has made a good faith effort to ensure that the disclosure on each schedule of the FFC Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the FFC Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of FFC shall include the Knowledge of Flushing Savings Bank, FSB.

     5.1  Standard.

     No representation or warranty of FFC contained in this Article V shall be deemed untrue or incorrect, and FFC shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

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     5.2  Organization.

     5.2.1 FFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. FFC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

     5.2.2 Flushing Savings Bank, FSB is a federally chartered stock savings bank organized, validly existing and in good standing under the laws of the United States. The deposits of Flushing Savings Bank, FSB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Flushing Savings Bank, FSB is a member in good standing of the FHLB and owns the requisite amount of stock therein.

     5.2.3 FFC Disclosure Schedule 5.2.3 sets forth each FFC Subsidiary. Each FFC Subsidiary (other than Flushing Savings Bank, FSB) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     5.2.4 The respective minute books of FFC and each FFC Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

     5.2.5 Prior to the date of this Agreement, FFC has made available to ALFC true and correct copies of the certificate of incorporation or charter and bylaws of FFC and Flushing Savings Bank, FSB.

     5.3  Capitalization.

     5.3.1 The authorized capital stock of FFC consists of 40,000,000 shares of FFC Common Stock, of which 19,465,844 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, $0.01 par value ("FFC Preferred Stock"), none of which are outstanding. There are 1,050 shares of FFC Common Stock held by FFC as treasury stock. Neither FFC nor any FFC Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FFC Common Stock, or any other security of FFC or any securities representing the right to vote, purchase or otherwise receive any shares of FFC Common Stock or any other security of FFC, other than (i) shares issuable under the FFC Stock Benefit Plans, (ii) the FFC Stock Purchase Rights, (iii) capital securities issued by Flushing Financial Capital Trust I, (iv) debentures issued by FFC to Flushing Financial Capital Trust I, and (v) the guarantee issued by FFC to the holders of the capital securities issued by Flushing Financial Capital Trust I.

     5.3.2 FFC owns all of the capital stock of Flushing Savings Bank, FSB free and clear of any lien or encumbrance. Either FFC or Flushing Savings Bank, FSB owns all of the outstanding shares of capital stock of each FFC Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature, except that, in the case of Flushing Financial Capital Trust I and Flushing Preferred Funding Corporation, FFC or an FFC Subsidiary owns 100% of the common securities and less than 100% of the preferred securities.

                                       31
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     5.4  Authority; No Violation.

     5.4.1 FFC has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FFC and the completion by FFC of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of FFC, and no other corporate proceedings on the part of FFC are necessary to complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by FFC, and subject to the receipt of the Regulatory Approvals described in Section 8.3 hereof, constitutes the valid and binding obligation of FFC and Flushing Savings Bank, FSB, enforceable against FFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     5.4.2 (A) The execution and delivery of this Agreement by FFC, (B) subject to receipt of the Regulatory Approvals, and compliance by ALFC and FFC with any conditions contained therein, and subject to the receipt of the approval of the stockholders of ALFC, the consummation of the transactions contemplated hereby, and (C) compliance by FFC with any of the terms or provisions hereof will not
(i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of FFC or any FFC Subsidiary or the charter and bylaws of Flushing Savings Bank, FSB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FFC or any FFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FFC, Flushing Savings Bank, FSB or any FFC Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FFC and the FFC Subsidiaries taken as a whole.

     5.5  Consents.

     Except for the regulatory approvals referred to in Section 8.3 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the stockholders of ALFC, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of FFC, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by FFC and the completion by FFC of the Merger or (b) the execution and delivery of the Plan of Bank Merger by Flushing Savings Bank, FSB and the completion by Flushing Savings Bank, FSB of the Bank Merger. FFC has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

     5.6  Financial Statements.

     5.6.1 FFC has previously made available to ALFC the FFC Financial Statements. The FFC Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each

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case in all  material  respects  (subject in the case of the  unaudited  interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of FFC and the FFC Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

     5.6.2 At the date of each balance sheet included in the FFC Financial Statements, FFC did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FFC Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

     5.7  No Material Adverse Effect.

     Except as disclosed in FFC's Securities Documents filed on or prior to the date hereof, FFC and the FFC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2004 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

     5.8  Legal Proceedings.

     Except as disclosed in FFC Disclosure Schedule 5.8, neither FFC nor any FFC Subsidiary is a party to any, and there are no pending or, to the Knowledge of FFC, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FFC or any FFC Subsidiary, (ii) to which FFC or any FFC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FFC to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry referred to in clauses (i) and (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     5.9  Compliance With Applicable Law.

     5.9.1 To the Knowledge of FFC, each of FFC and each FFC Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Sarbanes-Oxley Act of 2002, the USA Patriot Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither FFC nor any FFC Subsidiary has received any written notice to the contrary.

     5.9.2 Each of FFC and each FFC Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FFC,

                                       33
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no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the approvals set forth in
Section 8.3.

     5.9.3 For the period beginning January 1, 2003, neither FFC nor any FFC Subsidiary has received any written notification or, to the Knowledge of FFC, any other communication from any Bank Regulator (i) asserting that FFC or any FFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FFC or any FFC Subsidiary; (iii) requiring or threatening to require FFC or any FFC Subsidiary, or indicating that FFC or any FFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of FFC or any FFC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FFC or any FFC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FFC nor any FFC Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Flushing Savings Bank, FSB as to compliance with the CRA is satisfactory or better.

     5.10 Securities Documents.

     FFC has made available to ALFC copies of its (i) annual report on Form 10-K for the year ended December 31, 2004, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2005 and (iii) proxy materials used or for use in connection with its meeting of stockholders held in 2005. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

     5.11 Brokers, Finders and Financial Advisors.

     Neither FFC nor any FFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, except for the retention of Keefe, Bruyette & Woods, Inc. by FFC and the fee payable pursuant thereto.

     5.12 FFC Information.

     The information relating to FFC and the FFC Subsidiaries to be provided by FFC or its representatives in writing for inclusion the Proxy Statement-Prospectus, the Merger Registration Statement, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Regulatory Authority in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

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     5.13 FFC Common Stock.

     The shares of FFC Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

     5.14 Deposits.

     Except as set forth on FFC Disclosure Schedule 5.14, none of the deposits of any FFC Subsidiary is a "brokered deposit" as defined in 12 C.F.R. Section 337.6(a)(2).

     5.15 Risk Management Instruments.

     All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FFC's own account, or for the account of one or more of FFC's Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FFC and each FFC Subsidiary, with counterparties believed to be financially responsible at the time; and to FFC's and each FFC Subsidiary's Knowledge each of them constitutes the valid and legally binding obligation of FFC or such FFC Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither FFC nor any FFC Subsidiary, nor, to the Knowledge of FFC, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement, in any material respect.

     5.16 Material Contracts.

     Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither FFC nor any FFC Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     5.17 Employee Benefit Plans.

     Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Compensation and Benefit Plan which is a Pension Plan and which is

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intended  to be  qualified  under  Section  401(a)  of the Code has  received  a favorable determination letter from the IRS, and FFC is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of FFC, threatened action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither FFC nor any FFC Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FFC or any FFC Subsidiary to an unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     5.18 Environmental Matters.

     5.18.1 To the Knowledge of FFC, neither the conduct nor the operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon FFC or any FFC Subsidiary. To the Knowledge of FFC, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to FFC or any FFC Subsidiary by reason of any Environmental Laws. Neither FFC nor any FFC Subsidiary has received any written notice from any Person that FFC or any FFC Subsidiary or the operation or condition of any property ever owned, operated or held as collateral or in a fiduciary capacity by any of them are currently in violation of or otherwise are alleged to have financial exposure under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon FFC or any FFC Subsidiary.

     5.18.2 There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to FFC's Knowledge, threatened, before any court, governmental agency or other forum against FFC or any FFC Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), whether or not occurring at or on a site owned, leased or operated by FFC or any FFC Subsidiary.

     5.19 Loan Portfolio.

     5.19.1 The allowance for loan losses reflected in the notes to FFC's audited consolidated statement of financial condition at December 31, 2004 was, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements in FFC's Securities Documents for periods ending after December 31, 2004 were, or will be, adequate, as of the dates thereof, under GAAP.

     5.19.2 All loans receivable (including discounts) and accrued interest entered on the books of FFC and the FFC Subsidiaries arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of FFC's or the appropriate FFC Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of FFC, the loans, discounts and the accrued interest reflected on the books of FFC and the FFC Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by

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bankruptcy,  insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

     5.19.3 The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

     5.20 Taxes.

     5.20.1 (i) FFC, each FFC Subsidiary and the FFC Group has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the date the Effective Time occurs, will timely file (including any applicable extensions) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws and all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects, and (ii) all Taxes of FFC, the FFC
Subsidiaries and the FFC Group (whether or not reflected on any such Tax Returns) attributable to a Pre-Effective Time Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the date the Effective Time occurs, timely paid in full.

     5.20.2 The most recent audited financial statements for FFC reflect an adequate reserve for all Taxes payable by FFC and the FFC Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and, in the case of Taxes owed as of the date hereof, an adequate reserve is (and until the date the Effective Time occurs will continue to be) reflected in the accruals for Taxes payable on the Balance Sheet, other than accruals established to reflect timing differences and accruals reflected only in the notes thereto.

     5.20.3 There are no liens for Taxes with respect to any of the assets or properties of FFC or any FFC Subsidiary.

     5.20.4 Except as disclosed in FFC Disclosure Schedule 5.19.4, no material Tax Return of FFC, any FFC Subsidiary or the FFC Group is under audit or examination by any other Taxing Authority, and no notice of such an audit or examination has been received by FFC or any FFC Subsidiary.

     5.20.5 Each deficiency, if any, resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid. No issues relating to Taxes were raised by the relevant Taxing Authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The relevant statute of limitations is closed with respect to the Federal, foreign and material state and local Tax Returns of FFC, each FFC Subsidiary and the FFC Group for all years through 2001.

     5.20.6 None of FFC, any FFC Subsidiary or the FFC Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority), other than as required by the OTS in connection with Flushing Savings Bank, FSB's mutual to stock conversion.

     5.20.7 Neither FFC nor any FFC Subsidiary will be required to include in a taxable period ending after the date of the Effective Time any taxable income attributable to income that accrued, but was not recognized, in a Pre-Effective Time Tax Period (or the portion of a Straddle Period allocable to the Pre-Effective Time Tax Period) as a result of an adjustment under Section 481 of the Code, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.

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     5.20.8 There are no outstanding agreements or waivers extending,  or having the effect of extending, the statutory period of limitation applicable to any Tax Returns required to be filed with respect to FFC or any FFC Subsidiary, and none of FFC, any FFC Subsidiary or the FFC Group has requested any extension of time within which to file any Tax Return, which return has not yet been filed. No power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of FFC, any FFC Subsidiary or the FFC Group.

     5.20.9 FFC and each of the FFC Subsidiaries have complied in all respects with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or any comparable provision of any state, local or foreign laws) and have, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under such laws.

     5.20.10 Neither FFC nor any FFC Subsidiary has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

     5.20.11 Neither FFC nor any FFC Subsidiary is a party to any "listed transaction" as defined in Treasury Regulation Section 1.6011-4(b)(2).

     5.20.12 The applicable Tax Returns of FFC, the FFC Subsidiaries and the FFC Group have disclosed any Tax positions of FFC, the FFC Subsidiaries or the FFC Group that, if not disclosed, could give rise to penalties under Section 6662 of the Code.

     5.20.13 FFC has not been, at any time during the applicable time period set forth in Section 897(c)(1) of the Code, a United States real property holding company within the meaning of Section 897(c)(2) of the Code.

                                   ARTICLE VI

                                COVENANTS OF ALFC

     6.1  Conduct of Business.

     6.1.1 Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of FFC, which consent will not be unreasonably withheld, conditioned or delayed, ALFC will, and it will cause each ALFC Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) adversely affect the ability of the parties to obtain the regulatory approvals referenced in Section
8.3 or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement.

     6.1.2 Negative Covenants. ALFC agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in ALFC Disclosure Schedule 6.1.2, or consented to by

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FFC in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the ALFC Subsidiaries not to:

     (A) change or waive any provision of its Certificate of Incorporation, Charter or Bylaws, except in order to amend Section 9 of the Federal Stock Charter of Atlantic Liberty Savings, F.A. or as required by law;

     (B) change the number of authorized or issued shares of its capital stock, issue any shares of ALFC Common Stock that are held as "treasury shares" as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the ALFC Stock Benefit Plan, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution in respect of its capital stock, or redeem or otherwise acquire any shares of its capital stock, except that (A) ALFC may issue shares of ALFC Common Stock upon the valid exercise, in accordance with the information set forth in ALFC Disclosure Schedule 4.3.1, of presently outstanding ALFC Options issued under the ALFC Stock Benefit Plan, (B) ALFC may continue to pay its regular quarterly cash dividend of $0.08 per share with payment and record dates consistent with past practice (provided the declaration of the last quarterly dividend by ALFC prior to the Effective Time and the payment thereof shall be coordinated with FFC so that holders of ALFC Common Stock do not receive dividends on both ALFC Common Stock and FFC Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on at least one of the ALFC Common Stock or FFC Common Stock received in the Merger in respect of such quarter), and (C) any ALFC Subsidiary may pay dividends to its parent company (as permitted under applicable law or regulations).

     (C) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation) involving a payment by ALFC or Atlantic Liberty Savings, F.A. of more than $25,000, except in the ordinary course of business;

     (D) other than as set forth in ALFC Disclosure Schedule 6.1.2(D), make application for the opening or closing of any, or open or close any, branch or automated banking facility;

     (E) enter into any new line of business or introduce any new products;

     (F) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required by applicable law or pursuant to commitments existing on the date hereof and set forth on ALFC Disclosure Schedules 4.9.1 and
4.13.1 or as required pursuant to Section 6.11 of this Agreement, (ii) as to non-executive employees, merit pay increases, (iii) the payment of bonuses for the year ending December 31, 2005, to the extent such bonuses have been accrued in accordance with GAAP through the date hereof and consistent therewith through December 31, 2005 and provided that such bonuses are consistent, as to amount and persons covered, with past practice (provided, however, in determining the amount of such bonuses, any acceleration and payment in 2005 of amounts under the employment agreements of Messrs. Donohue and Gilfillan will not be deducted from Atlantic Liberty Savings, F.A. income for purposes of calculating the bonuses due to the executives), (iv) the payment immediately prior to the Effective Time of bonuses for that portion of 2006 that precedes the Effective Time and that do not exceed in the case of any recipient the bonus paid to such recipient for 2005 multiplied by a fraction the numerator of which is the number of calendar months in 2006 that begin before the Effective Time and the denominator of which is 12, and (v) Atlantic Liberty Savings, F.A. may hire

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at-will,  non-officer  employees  to fill  vacancies  that may from time to time arise in the ordinary course of business. In addition, ALFC may agree to pay employees of ALFC or Atlantic Liberty Savings, F.A., who are identified by ALFC and agreed to by FFC, a retention bonus in an individual amount, and in an aggregate amount as to all retention bonuses, to be agreed to by the parties;

     (G) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; provided, however, that ALFC shall accelerate the vesting of stock options and restricted stock held by Messrs. Donohue and Gilfillan pursuant to the terms of the Settlement Agreement (as defined in Section 6.11);

     (H) merge or consolidate ALFC or any ALFC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of ALFC or any ALFC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between ALFC, or any ALFC Subsidiary, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any ALFC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office; (I) sell or otherwise dispose of the capital stock of ALFC or sell or otherwise dispose of any asset of ALFC or of any ALFC Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of ALFC or of any ALFC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

     (J) take any action which would result in any of the representations and warranties of ALFC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

     (K) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating ALFC or Atlantic Liberty Savings, F.A.;

     (L) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which ALFC or any ALFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

     (M) purchase any equity securities, or purchase any security for its investment portfolio inconsistent with ALFC's or any ALFC Subsidiary's current investment policy;

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     (N) except for commitments issued prior to the date of this Agreement which have not yet  expired  and which  have  been  disclosed  on the ALFC  Disclosure
Schedule 6.1.2(N), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation lines of credit and letters of credit) in an amount in excess of $1,000,000 for a commercial real estate loan or $750,000 for a construction loan or a residential loan, or in any amount for a commercial business loan.

     (O) except as set forth on the ALFC Disclosure Schedule 6.1.2(O), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate other than pursuant to ALFC's existing Insider Loan Policy;

     (P) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

     (Q) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

     (R) make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or by a Bank Regulator;

     (S) except for the execution of this Agreement, and the transactions contemplated therein, take any action that would give rise to an acceleration of the right to payment to any individual under any ALFC Compensation and Benefit Plan;

     (T) except as set forth in ALFC Disclosure Schedule 6.1.2(T), make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (U) except as set forth in ALFC Disclosure Schedule 6.1.2(U), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

     (V) sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Flushing Savings Bank, FSB has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

     (W) undertake or, enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by ALFC or Atlantic Liberty Savings, F.A. of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

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     (X) pay,  discharge,  settle or compromise any claim,  action,  litigation, arbitration or proceeding; other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that
involves   solely  money  damages  in  the  amount  not  in  excess  of  $25,000 individually or $50,000 in the aggregate, and that does not create precedent for
other  pending  or  potential  claims,  actions,   litigation,   arbitration  or
proceedings; or

     (Y) agree to do any of the foregoing.

     6.2  Current Information.

     6.2.1 During the period from the date of this Agreement to the Effective Time, ALFC will cause one or more of its representatives to confer with representatives of FFC and report the general status of its ongoing operations at such times as FFC may reasonably request. ALFC will promptly notify FFC of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the known threat of material litigation involving ALFC or any ALFC Subsidiary.

     6.2.2 Atlantic Liberty Savings, F.A. and Flushing Savings Bank, FSB shall meet on a regular basis to discuss and plan for the conversion of Atlantic Liberty Savings, F.A.'s data processing and related electronic informational systems to those used by Flushing Savings Bank, FSB, which planning shall include, but not be limited to, discussion of the possible termination by Atlantic Liberty Savings, F.A. of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Atlantic Liberty Savings, F.A. in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Atlantic Liberty Savings, F.A. shall not be obligated to take any such action prior to the Effective Time and, unless Atlantic Liberty Savings, F.A. otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that Atlantic Liberty Savings, F.A. takes, at the request of Flushing Savings Bank, FSB, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Flushing Savings Bank, FSB shall indemnify Atlantic Liberty Savings, F.A. for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by ALFC, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

     6.2.3 ALFC shall provide FFC, within 15 business days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring,"
(ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) impaired loans). On a monthly basis, ALFC shall provide FFC with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

     6.2.4 ALFC shall promptly inform FFC upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of ALFC or any ALFC Subsidiary under any labor or employment law.

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     6.3  Access to Properties and Records.

     Subject to Section 12.1 hereof, ALFC shall permit FFC reasonable access upon reasonable notice to its properties and those of the ALFC Subsidiaries, and shall disclose and make available to FFC during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter ALFC reasonably determines should be treated as confidential) and stockholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which FFC may have a reasonable interest; provided, however, that ALFC shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in ALFC's reasonable judgment, would interfere with the normal conduct of ALFC's business or would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or would be contrary to any law or regulation applicable to Atlantic Liberty Savings, F.A. ALFC shall provide and shall request its auditors to provide FFC with such historical financial information regarding it (and related audit reports and consents) as FFC may reasonably request for securities disclosure purposes. FFC shall use commercially reasonable efforts to minimize any interference with ALFC's regular business operations during any such access to ALFC's property, books and records. ALFC and each ALFC Subsidiary shall permit FFC, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by ALFC or any ALFC Subsidiary.

     6.4  Financial and Other Statements.

     6.4.1 Promptly upon receipt thereof, ALFC will furnish to FFC copies of each annual, interim or special audit of the books of ALFC and the ALFC Subsidiaries made by its independent accountants and copies of all internal control reports submitted to ALFC by such accountants in connection with each annual, interim or special audit of the books of ALFC and the ALFC Subsidiaries made by such accountants.

     6.4.2 As soon as reasonably available, but in no event later than five business days after such documents are filed with the SEC, ALFC will deliver to FFC the Securities Documents filed by it with the SEC under the Securities Laws. Within 25 days after the end of each month ALFC will deliver to FFC a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices

     6.4.3 ALFC will advise FFC promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of ALFC or any of the ALFC Subsidiaries.

     6.4.4 With reasonable promptness ALFC will furnish to FFC such additional financial data that ALFC possesses and as FFC may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

     6.5  Maintenance of Insurance.

     ALFC shall maintain, and cause the ALFC Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties, and the nature of its business.

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     6.6  Disclosure Supplements.

     From  time  to  time  prior  to the  Effective  Time,  ALFC  will  promptly supplement or amend the ALFC Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such ALFC Disclosure Schedule or which is necessary to correct any information in such ALFC Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such ALFC Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     6.7  Consents and Approvals of Third Parties.

     ALFC and Atlantic Liberty Savings, F.A. shall use all commercially reasonable efforts, and shall cause each ALFC Subsidiary to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement, including, but not limited to, the approvals necessary to amend
Section 9 of the Federal Stock Charter of Atlantic Liberty Savings, F.A. Without limiting the generality of the foregoing, ALFC shall utilize the services of a professional proxy soliciting firm to provide assistance in obtaining the stockholder vote required to be obtained by it hereunder.

     6.8  All Reasonable Efforts.

     Subject to the terms and conditions herein provided, ALFC agrees to use, and agrees to cause Atlantic Liberty Savings, F.A. to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     6.9  Failure to Fulfill Conditions.

     In the event that ALFC or Atlantic Liberty Savings, F.A. determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify FFC.

     6.10 No Solicitation.

     From and after the date hereof until the termination of this Agreement, neither ALFC, nor any ALFC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents and Affiliates (including, without limitation, any investment banker, attorney or accountant retained by ALFC or any of the ALFC Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal or authorize or permit any of its officers, directors, or employees or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its Subsidiaries to take any such action, and ALFC shall notify FFC orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of the ALFC Subsidiaries or any such officer, director or employee, or, to ALFC's Knowledge, investment banker, financial advisor, attorney, accountant or other representative of ALFC may receive relating to any of such matters, provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of ALFC from (i) complying with its disclosure

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
obligations under federal or state law; or (ii) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of ALFC determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to ALFC's stockholders from a financial point of view than the Merger;
(B) the Board of Directors of ALFC determines in good faith (after consultation with its financial and legal advisors) that the failure to furnish information to or enter into discussions with such Person would likely cause the Board of Directors to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies clauses (A) and (B) being referred to herein as a "Superior Proposal"); (C) ALFC promptly notifies FFC of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with ALFC or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers, and receives from such Person an executed confidentiality agreement in form and substance identical in all material respects to the confidentiality agreements that ALFC and FFC entered into; and (D) the ALFC Stockholders Meeting has not occurred. For purposes of this Agreement,
"Acquisition Proposal" shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving ALFC or any of the ALFC Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of ALFC and the ALFC Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of ALFC or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     6.11 Employee Benefits.

     6.11.1 ALFC shall obtain an agreement (a "Settlement Agreement") in the form attached to ALFC Disclosure Schedule 6.11.1 from each of Mr. Donohue and Mr. Gilfillan, who are its only officers who have employment agreements, to accept in full settlement of his rights under the employment agreement the amounts and benefits determined under his Settlement Agreement and to limit such amounts so that no amounts are subject to tax under Section 280G of the Code. The Settlement Agreements for Messrs. Donohue and Gilfillan shall require, among other things, that each of Mr. Donohue and Mr. Gilfillan enter into non-competition agreements and that the employment agreements of each of Mr. Donohue and Mr. Gilfillan be amended in accordance with the terms of their respective Settlement Agreements. ALFC agrees to amend all of its plans, including but not limited to the Pension Plan, ESOP and 401(k) Plan to provide that the income recognized pursuant to the Settlement Agreements and the income recognized pursuant to the acceleration of vesting of restricted stock shall not be included as compensation under, or in the calculation of the amounts payable under, such plans. Except as expressly provided otherwise in this Agreement, ALFC shall not accelerate the payment of any amounts or benefits that are or may become payable under this Agreement.

     6.11.2 ALFC agrees to cause Atlantic Liberty Savings, F.A. to amend the Atlantic Liberty Savings, F.A Directors' Retirement Plan ("Directors' Retirement Plan") by no later than December 31, 2005, in order to cause a "change in control" to be a triggering event for distributions (without the necessity of separation from service) and to require the amounts due to each director to be paid in a lump sum or in installments over five years, in a manner that is consistent with Code Section 409A. At the Effective Time, Atlantic Liberty Savings, F.A. shall pay such amounts, which value is set forth in ALFC Disclosure Schedule 4.13.8, in a lump sum or in installments over five years to participants. Participants in the Directors' Retirement Plan who are entitled to benefits in connection with the termination of the Directors' Retirement Plan

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
shall agree to enter into a unanimous written consent to amend such plan contemporaneously with the execution of this Agreement.

     6.12 Reserves and Merger-Related Costs.

     On or before the Effective Time, and to the extent consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, ALFC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of ALFC to those of FFC (as such practices and methods are to be applied to ALFC from and after the Closing Date) and FFC's plans with respect to the conduct of the business of ALFC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by ALFC; provided, however, that ALFC shall not be required to take such action unless FFC agrees in writing that all conditions to closing set forth in Article IX have been satisfied or waived (except for the expiration of any applicable waiting periods). Prior to the delivery by FFC of the writing referred to in the preceding sentence, ALFC shall provide FFC a written statement, certified without personal liability by the chief executive officer of ALFC and dated the date of such writing, that the representation made in Section 4.16.1 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by ALFC or any ALFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section
11.1.2 hereof.  No action shall be required to be taken by ALFC pursuant to this
Section 6.11 if, in the opinion of ALFC's independent auditors, such action would contravene GAAP.

                                  ARTICLE VII

                                COVENANTS OF FFC

     7.1  Conduct of Business.

     During the period from the date of this Agreement to the Effective Time, except with the written consent of ALFC, which consent will not be unreasonably withheld, conditioned or delayed, FFC will, and it will cause each FFC Subsidiary to: conduct its business in the usual, regular and ordinary course consistent with past practices; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; (iv) change or waive any provision of its Certificate of Incorporation or Charter, except as required by law; or (v) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating FFC or Flushing Savings Bank, FSB.

     7.2  Current Information and Consultation.

     During the period from the date of this Agreement to the Effective Time, FFC will cause one or more of its representatives to confer with representatives of ALFC and report the general status of its financial condition, operations and

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business and matters relating to the completion of the transactions contemplated hereby, at such times as ALFC may reasonably request. FFC will promptly notify ALFC, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FFC and any FFC Subsidiary.

     7.3  Disclosure Supplements.

     From time to time prior to the Effective Time, FFC will promptly supplement or amend the FFC Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FFC Disclosure Schedule or which is necessary to correct any information in such FFC Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such FFC Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

     7.4  Consents and Approvals of Third Parties.

     FFC and Flushing Savings Bank, FSB shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     7.5  All Reasonable Efforts.

     Subject to the terms and conditions herein provided, FFC agrees to use and agrees to cause Flushing Savings Bank, FSB to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     7.6  Failure to Fulfill Conditions.

     In the event that FFC or Flushing Savings Bank, FSB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify ALFC.

     7.7  Employee Benefits; Advisory Board.

     7.7.1 FFC will review all other ALFC Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by ALFC or Atlantic Liberty Savings, F.A. are changed or terminated by FFC, in whole or in part, FFC shall provide Continuing Employees (as defined below in Section 7.7.6) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated FFC employees (as of the date any such compensation or benefit is provided). All ALFC Employees who become participants in an FFC Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of ALFC or Atlantic Liberty Savings, F.A. or any predecessor thereto prior to the Effective Time. FFC and Flushing Savings Bank shall use commercially reasonable efforts to provide employment to all non-executive employees of Atlantic Liberty Savings, F.A., provided, however, that this Agreement shall not be construed to limit the ability of FFC or Flushing Savings Bank, FSB to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

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     7.7.2 The ALFC ESOP shall be  terminated  as of, or prior to, the Effective
Time (all shares held by the ALFC ESOP shall be converted into the right to receive the Merger Consideration, as elected by the ALFC ESOP participants), all outstanding ALFC ESOP indebtedness shall be repaid as soon as practicable following the Effective Date, and the balance of the shares and any other assets remaining in the loan suspense account shall be allocated and distributed to ALFC ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the ALFC ESOP and unless otherwise required by applicable law. Prior to the Effective Time, ALFC, and following the Effective Time, FFC shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). ALFC and following the Effective Time, FFC, will adopt such amendments to the ALFC ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither ALFC, nor following the Effective Time, FFC shall make any distribution from the ALFC ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section and the terms of the ALFC ESOP, the terms of the ALFC ESOP shall control, however, in the event of any such conflict, ALFC before the Merger, and FFC, after the Merger, shall use their best efforts to cause the ALFC ESOP to be amended to conform to the requirements of this Section.

     7.7.3 In the event of any termination of any ALFC or Atlantic Liberty Savings, F.A. health plan or consolidation of any such plan with any FFC or Flushing Savings Bank, FSB health plan, FFC shall make available to employees of ALFC or Atlantic Liberty Savings, F.A. who continue employment with FFC or a FFC Subsidiary ("Continuing Employees") and their dependents employer-provided health coverage on the same basis as it provides such coverage to FFC employees. Unless a Continuing Employee affirmatively terminates coverage under a ALFC health plan prior to the time that such Continuing Employee becomes eligible to participate in the FFC health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the ALFC health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of FFC and their dependents. In the event of a termination or consolidation of any ALFC health plan, terminated ALFC employees and qualified beneficiaries will have the right to continued coverage under group health plans of FFC in accordance with Code Section 4980B(f), consistent with the provisions below. In the event of any termination of any ALFC health plan, or consolidation of any ALFC health plan with any FFC health plan, individuals covered by the ALFC health plan shall be entitled to immediate coverage under the FCC health plan in accordance with the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the regulations issued thereunder, including limitations on pre-existing condition exclusions, nondiscrimination and special enrollment rights. All ALFC employees who cease participating in a ALFC health plan and become participants in a comparable FFC health plan shall receive credit for any co-payment and deductibles paid under ALFC's health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the FFC health plan, upon substantiation, in a form satisfactory to FFC that such co-payment and/or deductible has been satisfied.

     7.7.4 Effective as of the Closing Date, FFC shall establish an Advisory Board (the "Advisory Board"). Each person who serves on the Board of Directors of ALFC or Atlantic Liberty Savings, F.A. both on the date of this Agreement and immediately prior to the Effective Time and the current Corporate Secretary of ALFC, shall be appointed to the Advisory Board effective immediately following the Effective Time. The Advisory Board shall meet quarterly, and each advisory board member shall receive an annual retainer of $15,000 and a quarterly advisory board fee of $1,000. The advisory board fee shall be paid quarterly for each meeting attended. The Advisory Board shall be continued for a period of three years.

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     7.8  Directors and Officers Indemnification and Insurance.

     7.8.1 FFC shall maintain, or shall cause Flushing Savings Bank, FSB to maintain, in effect for six years following the Effective Time, the current directors' and officers' liability insurance policies maintained by ALFC
(provided, that FFC may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall FFC be required to expend annually pursuant to this Section 7.9.1 more than 150% of the annual cost currently expended by ALFC with respect to such insurance (the "Maximum Amount"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceed the Maximum Amount, FFC shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount. In connection with the foregoing, ALFC agrees in order for FFC to fulfill its agreement to provide directors and officers liability insurance policies for six years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     7.8.2 In addition to Section 7.8.1, for a period of six years after the Effective Time, FFC shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of ALFC or an ALFC Subsidiary (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of FFC, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of ALFC or a ALFC Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under Delaware law (to the extent not prohibited by federal law), FFC's Certificate of Incorporation and Bylaws, and under ALFC's Certificate of Incorporation and Bylaws. FFC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware law (to the extent not prohibited by federal law) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.8.2 upon learning of any Claim, shall notify FFC (but the failure so to notify FFC shall not relieve it from any liability which it may have under this Section 7.8.2, except to the extent such failure materially prejudices FFC) and shall deliver to FFC the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (1) FFC shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption FFC shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if FFC elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between FFC and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and FFC shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, FFC shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties whose reasonable fees and expenses shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (3) FFC

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shall  not be liable  for any  settlement  effected  without  its prior  written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (4) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of ALFC or any ALFC Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of ALFC or any ALFC Subsidiary. Such determination shall be made in accordance with the DGCL.

     7.8.3 In the event that either FFC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of FFC shall assume the obligations set forth in this
Section 7.8.

     7.8.4 The obligations of FFC provided under this Section 7.8 are intended to be enforceable against FFC directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of FFC. FFC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.8 to the fullest extent permitted under applicable law.

     7.9  Stock Listing.

     FFC agrees to list on the NASDAQ (or such other national securities exchange on which the shares of the FFC Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of FFC Common Stock to be issued in the Merger.

     7.10 Stock and Cash Reserve.

     FFC agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of FFC Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

     7.11 Section 16(b) Exemption.

     FFC and ALFC agree that, both prior to and after the Effective Time, it is desirable that ALFC Insiders (as defined below) not be subject to a risk of liability under Section 16(b) of the Exchange Act, to the fullest extent permitted by applicable law, in connection with the conversion of shares of ALFC Common Stock into shares of FFC in the Merger, and for that purpose agree to the provisions of this Section 7.11. Assuming that ALFC delivers to FFC the ALFC
Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the Board of Directors of FFC, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the ALFC Insiders (as defined below) of FFC Common Stock in exchange for shares of ALFC Common Stock, pursuant to the transactions contemplated hereby and to the extent such securities are listed in the ALFC Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act to the fullest extent permitted by applicable law. "ALFC Section 16 Information" shall mean information accurate in all material respects regarding the ALFC Insiders and the number of shares of ALFC Common Stock held by each such ALFC Insider and expected to be exchanged for FFC Common Stock in the Merger. "ALFC Insiders" shall mean those officers and directors of ALFC who are

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subject to the reporting  requirements  of Section 16(a) of the Exchange Act and who are expected to be subject to Section 16(a) of the Exchange Act with respect to FFC Common Stock subsequent to the Effective Time.

                                  ARTICLE VIII

                          REGULATORY AND OTHER MATTERS

     8.1  Meetings of Stockholders.

     8.1.1 ALFC will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders, which may be an annual meeting, for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in ALFC's reasonable judgment, necessary or desirable (the "ALFC Stockholders Meeting"),
(ii) in connection with the solicitation of proxies with respect to the ALFC Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the ALFC stockholders; and (iii) cooperate and consult with FFC with respect to each of the foregoing matters. The Board of Directors of ALFC may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its outside financial and legal advisors, has determined that the making of such recommendation, or the failure so to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

     8.2  Proxy Statement-Prospectus; Merger Registration Statement.

     8.2.1 For the purposes (x) of registering FFC Common Stock to be offered to holders of ALFC Common Stock in connection with the Merger with the SEC under the Securities Act and (y) of holding the ALFC Stockholders Meeting, FFC shall draft and prepare, and ALFC shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement/prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by ALFC to the ALFC stockholders, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus"). FFC shall provide ALFC and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Provided that ALFC has reasonably cooperated in all material respects as described in Section 8.2.2 below, FFC shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of FFC and ALFC shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and ALFC shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. FFC shall also use its best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and ALFC shall furnish all information concerning ALFC and the holders of ALFC Common Stock as may be reasonably requested in connection with any such action.

     8.2.2 ALFC shall provide FFC with any information concerning itself that FFC may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and FFC shall notify ALFC promptly of the receipt of any comments of the SEC with respect to the Proxy Statement-Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide promptly to ALFC copies of all correspondence between FFC or any of its representatives and the SEC. FFC shall give ALFC and its counsel the opportunity to review and

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comment on the Proxy  Statement-Prospectus prior to its being filed with the SEC and shall give ALFC and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of FFC and ALFC agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of ALFC Common Stock entitled to vote at the ALFC Stockholders Meeting hereof at the earliest practicable time.

     8.2.3 ALFC and FFC shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, ALFC shall cooperate with FFC in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and FFC shall file an amended Merger Registration Statement with the SEC, and ALFC shall mail an amended Proxy Statement-Prospectus to ALFC's stockholders.

     8.3  Regulatory Approvals.

     Each of ALFC and FFC will cooperate with the other and use all reasonable efforts to promptly prepare and file all necessary documentation to obtain the Regulatory Approvals. ALFC and FFC will furnish each other and each other's counsel with all information concerning themselves, their respective Subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of ALFC or FFC to any Bank Regulator or governmental body in connection with the Merger and the other transactions contemplated by this Agreement. Each party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. ALFC shall have the right to review and approve in advance all characterizations of the information relating to ALFC and any of the ALFC Subsidiaries which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. In addition, ALFC and FFC shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any governmental body prior to its filing.

     8.4  Affiliates.

     ALFC shall use all reasonable efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of ALFC to deliver to FFC, as soon as practicable after the date of this Agreement, and at least thirty (30) days prior to the Closing Date, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of FFC Common Stock to be received by such "affiliate" as a result of the Merger otherwise than in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

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                                   ARTICLE IX

                               CLOSING CONDITIONS

     9.1  Conditions to Each Party's Obligations under this Agreement.

     The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

     9.1.1   Stockholder   Approval.   This   Agreement  and  the   transactions
contemplated hereby shall have been approved by the requisite vote of the stockholders of ALFC.

     9.1.2 Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     9.1.3 Regulatory Approvals. All required Regulatory Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired; and no such Regulatory Approval shall include any condition or requirement, excluding standard conditions that are normally imposed by the regulatory authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of FFC, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of ALFC, Atlantic Liberty Savings, F.A. and FFC or otherwise materially impair the value of ALFC or Atlantic Liberty Savings, F.A. to FFC.

     9.1.4 Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of FFC Common Stock in the Merger is subject to the blue sky laws of any state, shall not be subject to a stop order of any state securities commissioner.

     9.1.5 NASDAQ Listing. The shares of FFC Common Stock to be issued in the Merger shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

     9.1.6 Tax Opinions. On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, FFC shall have received an opinion of Thacher Proffitt & Wood LLP reasonably acceptable in form and substance to FFC, and ALFC shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C. reasonably acceptable in form and substance to ALFC, each dated as of the Closing Date, substantially to the effect that, for Federal income tax purposes:

          (A) The Merger, when consummated in accordance with the terms hereof, either will constitute a reorganization within the meaning of Section 368(a) of the Code or will be treated as part of a reorganization within the meaning of Section 368(a) of the Code;

          (B) The merger of Atlantic Liberty Savings, F.A. into Flushing Savings
     Bank,   FSB  will  not  adversely   affect  the  Merger   qualifying  as  a
     Reorganization within the meaning of Section 368(a) of the Code;

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          (C) No gain or loss will be recognized by FFC,  Flushing Savings Bank,
     FSB, ALFC or Atlantic Liberty Savings, F.A. by reason of the Merger;

          (D) The exchange of ALFC Common Stock to the extent exchanged for FFC Common Stock will not give rise to recognition of gain or loss for Federal income tax purposes to the stockholders of ALFC;

          (E) The basis of the FFC Common Stock to be received (including any fractional shares deemed received for tax purposes) by a ALFC stockholder will be the same as the basis of the ALFC Common Stock surrendered pursuant to the Merger in exchange therefor, increased by any gain recognized by such ALFC stockholder as a result of the Merger and decreased by any cash received by such ALFC stockholder in the Merger; and

          (F) The holding period applicable to the shares of FFC Common Stock to be received by a stockholder of ALFC will include the period during which the stockholder held the shares of ALFC Common Stock surrendered in exchange therefor, provided the ALFC Common Stock surrendered is held as a capital asset at the Effective Time.

     9.2  Conditions to the Obligations of FFC under this Agreement.

     The obligations of FFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.5 at or prior to the Closing Date:

     9.2.1 Representations and Warranties. Each of the representations and warranties of ALFC set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and ALFC shall have delivered to FFC a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of ALFC as of the Effective Time.

     9.2.2 Agreements and Covenants. ALFC shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and FFC shall have received a certificate signed on behalf of ALFC by the Chief Executive Officer and Chief Financial Officer of ALFC to such effect dated as of the Effective Time.

     9.2.3 Permits, Authorizations, Etc. ALFC and the ALFC Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger.

     ALFC will furnish FFC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this
Section 9.2 as FFC may reasonably request.

     9.3  Conditions to the Obligations of ALFC under this Agreement.

     The obligations of ALFC under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date:

     9.3.1 Representations and Warranties. Each of the representations and warranties of FFC set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as

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though all such  representations  and  warranties had been made at the Effective
Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and FFC shall have delivered to ALFC a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FFC as of the Effective Time.

     9.3.2 Agreements and Covenants. FFC shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and ALFC shall have received a certificate signed on behalf of FFC by the Chief Executive Officer and Chief Financial Officer of FFC to such effect dated as of the Effective Time.

     9.3.3 Permits, Authorizations, Etc. FFC and its Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger and the Bank Merger, the failure to obtain which would have a Material Adverse Effect on FFC and the FFC Subsidiaries, taken as a whole.

     9.3.4 Payment of Merger Consideration. FFC shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide ALFC with a certificate evidencing such delivery.

     FFC will furnish ALFC with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as ALFC may reasonably request.

                                   ARTICLE X

                                   THE CLOSING

     10.1 Time and Place.

     Subject to the provisions of Articles IX and XI hereof, the Closing of the transactions contemplated hereby shall take place at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281, at 10:00 a.m., or at such other place or time upon which FFC and ALFC mutually agree. A pre-closing of the transactions contemplated hereby (the "Pre-Closing") shall take place at the offices of Thacher Proffitt & Wood LLP, 2 World Financial Center, New York, New York 10281, at 10:00 a.m. on the day prior to the Closing Date.

     10.2 Deliveries at the Pre-Closing and the Closing.

     At the Pre-Closing there shall be delivered to FFC and ALFC the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, FFC shall deliver the Merger Consideration as set forth under Section 9.3.4 hereof.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

     11.1 Termination.

     This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of ALFC:

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     11.1.1 At any time by the mutual written agreement of FFC and ALFC;

     11.1.2 By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

     11.1.3 By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

     11.1.4 At the election of either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by FFC and ALFC; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party's material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

     11.1.5 By either party, if the stockholders of ALFC shall have voted at the ALFC Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

     11.1.6 By either party if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby,
(ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

     11.1.7 By the Board of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

     11.1.8 By the Board of Directors of FFC if ALFC has received a Superior Proposal and the Board of Directors of ALFC has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, withdrawn its recommendation of this Agreement, has failed to make such recommendation or has modified or qualified its recommendation in a manner adverse to FFC;

     11.1.9 By the Board of Directors of ALFC if ALFC has received a Superior Proposal and the Board of Directors of ALFC has made a determination to accept such Superior Proposal; provided that ALFC shall not terminate this Agreement pursuant to this Section 11.1.9 and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five business days following

FFC's receipt of written notice advising FFC that ALFC has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether ALFC intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, ALFC shall provide a reasonable opportunity to FFC during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable ALFC to proceed with the Merger on such adjusted terms; or

     11.1.10 By ALFC, if its Board of Directors so determines by a majority vote of the members of its entire Board, at any time during the five business-day period commencing on the Determination Date if both of the following conditions are satisfied:

     (i) The FFC Market Value on the Determination Date is less than 85% of the Initial FFC Market Value, adjusted to reflect any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction by FFC between the date of this Agreement and the Determination Date; and

     (ii) the number obtained by dividing the FFC Market Value on the Determination Date by the Initial FFC Market Value shall be less than the quotient obtained by dividing the Final Index Price by the Initial Index Price, minus 0.15; subject, however, to the following three sentences. If ALFC elects to exercise its termination right pursuant to this Section 11.1.10, it shall give prompt written notice thereof to FFC. During the five business-day period commencing with its receipt of such notice, FFC shall have the option to increase the consideration to be received by the holders of ALFC Common Stock who elect to receive FFC Common Stock hereunder by adjusting the Exchange Ratio to one of the following quotients at its sole discretion: (i) a quotient, the numerator of which is equal to the product of the Initial FFC Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.15, and the denominator of which is equal to the FFC Market Value on the Determination Date; or (ii) the quotient determined by dividing the Initial FFC Market Value by the FFC Market Value on the Determination Date, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.85. If FFC so elects, it shall give, within such five business-day period, written notice to ALFC of such election and the revised Exchange Ratio, whereupon no termination shall be deemed to have occurred pursuant to this Section 11.1.10 and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

     For purposes of this Section 11.1.10, the following terms shall have the meanings indicated below:

     "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving the relevant companies, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of the relevant companies, (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the relevant companies; or (iv) an agreement or commitment by the relevant companies to take any action referenced above.

     "Determination Date" shall mean the first date on which all Regulatory Approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period).

     "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the weighting set forth opposite such company's name in the definition of Index Group below.

     "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the twenty consecutive trading days immediately preceding the Determination Date.

     "Index Group" means the financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been an Acquisition Transaction involving such company publicly announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date. In the event that the common stock of any such company ceases to be publicly traded or an Acquisition Proposal for such company to be acquired, or for such company to acquire another company in a transaction with a value exceeding 25% of the acquiror's market capitalization based on the table below, is announced at any time during the period beginning on the date of this Agreement and ending on the Determination Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The financial institution holding companies and the weights attributed to them are as follows:


                                Peer Group Index
-------------------------------------------------------------------------------------------------------------------------
                               Component Companies
  Trading                                                                                          Market       Weight
  Symbol           Company                               Exchange         City             State   Cap($M)        (%)
-------------------------------------------------------------------------------------------------------------------------
  1   ABCW        Anchor BanCorp Wisconsin                NASDAQ          Madison             WI    $686.5      4.7414
  2   BKMU        Bank Mutual Corp.                       NASDAQ          Milwaukee           WI    $669.6      4.6251
  3   BBX         BankAtlantic Bancorp Inc.               NYSE            Fort Lauderdale     FL    $783.3      5.4100
  4   BFIN        BankFinancial Corp                      NASDAQ          Burr Ridge          IL    $361.4      2.4960
  5   BKUNA       BankUnited Financial Corp.              NASDAQ          Coral Gables        FL    $765.1      5.2845
  6   BHLB        Berkshire Hills Bancorp Inc.            NASDAQ          Pittsfield          MA    $280.6      1.9382
  7   BRKL        Brookline Bancorp Inc.                  NASDAQ          Brookline           MA    $857.9      5.9253
  8   CFCP        Coastal Financial Corp.                 NASDAQ          Myrtle Beach        SC    $263.7      1.8212
  9   CCBI        Commercial Capital Bancorp              NASDAQ          Irvine              CA    $945.4      6.5295
  10  DCOM        Dime Community Bancshares Inc.          NASDAQ          Brooklyn            NY    $554.1      3.8273
  11  FFFL        Fidelity Bankshares Inc.                NASDAQ          West Palm Beach     FL    $777.6      5.3710
  12  FFCH        First Financial Holdings Inc.           NASDAQ          Charleston          SC    $372.3      2.5716
  13  FPFC        First Place Financial Corp.             NASDAQ          Warren              OH    $356.1      2.4597
  14  FED         FirstFed Financial Corp.                NYSE            Santa Monica        CA    $867.4      5.9911
  15  FBTX        Franklin Bank Corp.                     NASDAQ          Houston             TX    $420.3      2.9029
  16  HARB        Harbor Florida Bancshares Inc.          NASDAQ          Fort Pierce         FL    $929.8      6.4223
  17  KNBT        KNBT Bancorp Inc.                       NASDAQ          Bethlehem           PA    $520.2      3.5932
  18  NASB        NASB Financial Inc.                     NASDAQ          Grandview           MO    $321.9      2.2235
  19  OCFC        OceanFirst Financial Corp.              NASDAQ          Toms River          NJ    $308.9      2.1336
  20  PRTR        Partners Trust Financial                NASDAQ          Utica               NY    $592.2      4.0900
  21  PFSB        PennFed Financial Services Inc          NASDAQ          West Orange         NJ    $250.7      1.7314
  22  PFB         PFF Bancorp Inc.                        NYSE            Pomona              CA    $761.8      5.2615
  23  PBNY        Provident New York Bancorp              NASDAQ          Montebello          NY    $510.3      3.5248
  24  TONE        TierOne Corp.                           NASDAQ          Lincoln             NE    $550.0      3.7988
  25  UCFC        United Community Finl Corp.             NASDAQ          Youngstown          OH    $363.0      2.5072
  26  WSFS        WSFS Financial Corp.                    NASDAQ          Wilmington          DE    $408.1      2.8188

                                       58

     "Index Ratio" shall be the Final Index Price divided by the Initial Index Price.

     "Initial Index Price" means the sum of the per share closing sales price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

     "Initial FFC Market Value" means the average of the daily closing sales prices of a share of FFC Common Stock, as reported on NASDAQ, for the twenty consecutive trading days immediately preceding the public announcement of this Agreement, adjusted to reflect any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction by FFC between the date of this Agreement and the Determination Date.

     "FFC Market Value" shall be the average of the daily closing sales prices of a share of FFC Common Stock as reported on NASDAQ for the twenty consecutive trading days immediately preceding the Determination Date.

     If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.11.

     11.2 Effect of Termination.

     11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 12.1, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

     11.2.2 If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

     (A) Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys' fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder, except as provided in Section 11.2.2(F) below.

     (C) As a condition of FFC's willingness, and in order to induce FFC to enter into this Agreement, and to reimburse FFC for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, ALFC hereby agrees to pay FFC, and FFC shall be entitled to payment of, a fee of $2,500,000 (the "ALFC Fee"), within three business days after written demand for payment is made by FFC, following the occurrence of any of the events set forth below:

     (i) ALFC terminates this Agreement pursuant to Section 11.1.9 or FFC terminates this Agreement pursuant to Section 11.1.8; or

     (ii) The entering into a definitive agreement by ALFC relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving ALFC within twelve months after the occurrence of any of the following: (i) the termination of the Agreement by FFC pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by ALFC or any ALFC Subsidiary; or (ii) the failure of the stockholders of ALFC to approve this Agreement after the occurrence of an Acquisition Proposal.

     (D) If demand for payment of the ALFC Fee is made pursuant to Section 11.2.2(C) and payment is timely made, then FFC will not have any other rights or claims against ALFC or the ALFC Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the ALFC Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of FFC against ALFC and the ALFC Subsidiaries and their respective officers and directors.

     (E) As a condition of ALFC's willingness, and in order to induce ALFC to enter into this Agreement, and to reimburse ALFC for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FFC hereby agrees to pay ALFC, and ALFC shall be entitled to payment of, a fee of $1,000,000 (the "FFC Fee"), within three business days after written demand for payment is made by ALFC, following the termination of the Agreement by ALFC pursuant to Section 11.1.2 or
11.1.3 because of a willful breach by FFC or any FFC Subsidiary.

     (F) If demand for payment of the FFC Fee is made pursuant to Section 11.2.2(E) and payment is timely made, then ALFC will not have any other rights or claims against FFC or the FFC Subsidiaries, or their respective officers and directors, under this Agreement, it being agreed that the acceptance of the FFC fee under Section 11.2.2(E) will constitute the sole and exclusive remedy of ALFC against FFC and the FFC Subsidiaries and their respective officers and directors.

     11.3 Amendment, Extension and Waiver.

     Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of ALFC), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of ALFC, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to ALFC's stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to
Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1 Confidentiality.

     Except as specifically set forth herein, FFC and ALFC mutually agree to be bound by the terms of the confidentiality agreements dated October 28, 2005 and December 1, 2005 (the "Confidentiality Agreements") previously executed by the parties hereto, which Confidentiality Agreements are hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreements shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement.

     12.2 Public Announcements.

     ALFC and FFC shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither ALFC nor FFC shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto.

     12.3 Survival.

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

     12.4 Notices.

     All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

       If to ALFC, to:                     Barry M. Donohue
                                           President and Chief Executive Officer
                                           Atlantic Liberty Financial Corp.
                                           186 Montague Street
                                           Brooklyn, New York 11201

       With required copies to:            Alan Schick
                                           Luse Gorman Pomerenk & Schick, P.C.
                                           5335 Wisconsin Avenue, NW
                                           Suite 400
                                           Washington, DC  20015
                                           Fax: (202) 362-2902

       If to FFC, to:                      John R. Buran
                                           President and Chief Executive Officer
                                           Flushing Financial Corporation
                                           1979 Marcus Avenue,
                                           Suite E140
                                           Lake Success, New York 11042
                                           Fax: 516-358-5244

       With required copies to:            Douglas J. McClintock
                                           Thacher Proffitt & Wood LLP
                                           2 World Financial Center
                                           New York, New York 10281
                                           Fax: (212) 912-7751

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three business days after being delivered to the U.S. mail, postage prepaid; or (c) one business day after being delivered to the overnight courier.

     12.5 Parties in Interest.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, and that (except as provided in Article III and Section 7.8 of this Agreement) nothing in this Agreement is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

     12.6 Complete Agreement.

     This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, together with the Confidentiality Agreements referred to in
Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other, than the Confidentiality Agreements referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

     12.7 Counterparts.

     This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     12.8 Severability.

     In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

     12.9 Governing Law.

     This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws.

     12.10 Interpretation.

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement.
References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement.

     12.11 Specific Performance.

     The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, FFC and ALFC have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.



                                    FlUSHING FINANCIAL CORPORATION


                                    By: /s/ John R. Buran
                                        ----------------------------------------
                                    Name:  John R. Buran
                                    Title: President and Chief Executive Officer






                                    ATLANTIC LIBERTY FINANCIAL CORP.


                                    By:  /s/ Barry M. Donohue
                                         --------------------------------------
                                    Name:  Barry M. Donohue
                                    Title: President and Chief Executive Officer